       ------------------------------------------------------------------
                             REINSURANCE AGREEMENT

                                  by and among

                     MONY LIFE INSURANCE COMPANY OF AMERICA

                                      and

                       PROTECTIVE LIFE INSURANCE COMPANY

                          Dated as of October 1, 2013
       ------------------------------------------------------------------

                                          TABLE OF CONTENTS
                                          -----------------

ARTICLE                                                                                           PAGE
-------                                                                                           ----
ARTICLE I DEFINITIONS 1
     Section 1.1      Definitions                                                                    1

ARTICLE II BASIS OF REINSURANCE AND BUSINESS REINSURED                                              16
     Section 2.1      Reinsurance                                                                   16
     Section 2.2      Separate Accounts                                                             17
     Section 2.3      Existing Reinsurance                                                          17
     Section 2.4      Non-Guaranteed Elements                                                       20
     Section 2.5      Reserves and Liabilities Reporting                                            21
     Section 2.6      Insurance Contract Changes                                                    21
     Section 2.7      Follow the Fortunes                                                           22

ARTICLE III TRANSFER OF ASSETS; PAYMENTS; SETTLEMENTS; ADMINISTRATION                               22
     Section 3.1      Initial Payments by the Ceding Company                                        22
     Section 3.2      Additional Payments by the Ceding Company                                     26
     Section 3.3      Payments by the Reinsurer                                                     27
     Section 3.4      Net Settlement                                                                27
     Section 3.5      Delayed Payments                                                              28
     Section 3.6      Offset and Recoupment Rights                                                  29
     Section 3.7      Administration                                                                29
     Section 3.8      Certain Reports                                                               29
     Section 3.9      Books and Records                                                             29
     Section 3.10     Assumption Reinsurance; Conversions                                           30
     Section 3.11     Security Interest                                                             31
     Section 3.12     Bank Accounts                                                                 32

ARTICLE IV LICENSES; SECURITY                                                                       33
     Section 4.1      Licenses                                                                      33
     Section 4.2      Security                                                                      33
     Section 4.3      Trust Account and Settlements                                                 33
     Section 4.4      Investment of Trust Assets                                                    33
     Section 4.5      Deposit of Assets                                                             34
     Section 4.6      Adjustment of Security and Withdrawals                                        34
     Section 4.7      Termination of Trust Account                                                  35
     Section 4.8      RBC Event                                                                     35


                                       i

ARTICLE V OVERSIGHTS; COOPERATION; REGULATORY MATTERS                                               35
     Section 5.1      Oversights                                                                    35
     Section 5.2      Cooperation                                                                   35
     Section 5.3      Regulatory Matters                                                            35

ARTICLE VI DAC TAX                                                                                  36
     Section 6.1      Election                                                                      36
     Section 6.2      United States Tax Status Representation                                       37
     Section 6.3      Breach of Representation                                                      37

ARTICLE VII INSOLVENCY                                                                              37
     Section 7.1      Insolvency of the Ceding Company                                              37
     Section 7.2      Cut-Through                                                                   38

ARTICLE VIII DURATION; RECAPTURE                                                                    38
     Section 8.1      Duration                                                                      38
     Section 8.2      Survival                                                                      39
     Section 8.3      Recapture                                                                     39
     Section 8.4      Recapture Payments                                                            40
     Section 8.5      Novation of Existing Reinsurance Agreement Following Recapture or
                      Termination                                                                   40

ARTICLE IX INDEMNIFICATION; DISCLAIMER                                                              40
     Section 9.1      Reinsurer's Obligation to Indemnify                                           40
     Section 9.2      Ceding Company's Obligation to Indemnify                                      41
     Section 9.3      Third Party Claim Procedures                                                  41
     Section 9.4      Procedures for Direct Claims                                                  43
     Section 9.5      Indemnification Payments                                                      44
     Section 9.6      Additional Indemnification Provisions                                         44
     Section 9.7      No Duplication                                                                45
     Section 9.8      Waiver of Duty of Utmost Good Faith                                           45

ARTICLE X MISCELLANEOUS                                                                             46
     Section 10.1     Notices                                                                       46
     Section 10.2     Entire Agreement                                                              47
     Section 10.3     Governing Law; Submission to Jurisdiction                                     48
     Section 10.4     Disputes over Certain Calculations                                            49
     Section 10.5     No Third Party Beneficiaries                                                  49
     Section 10.6     Expenses                                                                      49
     Section 10.7     Counterparts                                                                  49
     Section 10.8     Severability                                                                  50
     Section 10.9     Assignment                                                                    50
     Section 10.10    Waivers and Amendments                                                        50


                                       ii

     Section 10.11    Interpretation                                                                50

SCHEDULES
---------

Schedule 1.1(A)- MLOA Business
Schedule 1.1(B)- Excluded MLOA Business
Schedule 1.1(C)- Net Retained Liabilities Ceding Commission Adjustment
Schedule 1.1(D)- Separate Accounts
Schedule 1.1(E)- Shared Reinsurance Agreements
Schedule 3.1   - Transferred Assets

EXHIBITS
--------

Exhibit A - Trust Agreement
Exhibit B - Settlement Statement
Exhibit C - Investment Guidelines
Exhibit D - Terminal Settlement under Section 8.4

ANNEXES
-------

Annex A-1 - Ceding Company Notice of Material Breach
Annex A-2 - Ceding Company Notice of Failure to Pay
Annex B - Reinsurer Notice of Failure to Pay
Annex C - Form of Representations Letter Agreement

                             REINSURANCE AGREEMENT

       THIS REINSURANCE AGREEMENT (the "AGREEMENT"), is made and entered into on October 1, 2013 and effective as of the Effective Time by and between MONY Life Insurance Company of America, an Arizona-domiciled life insurance company (the "CEDING COMPANY"), and Protective Life Insurance Company, a Tennessee-domiciled life insurance company (the "REINSURER"). For purposes of this Agreement, the Ceding Company and the Reinsurer shall each be deemed a "PARTY."

       WHEREAS, AXA Equitable Financial Services, LLC ("AEFS") has agreed to sell, and the Reinsurer has agreed to purchase, all of the outstanding stock of MONY Life Insurance Company, a New York-domiciled life insurance company ("MONY"), pursuant to a Master Agreement, dated as of April 10, 2013, by and among AEFS, AXA Financial, Inc. and the Reinsurer (the "MASTER AGREEMENT");

       WHEREAS, as contemplated by the Master Agreement, the Ceding Company wishes to cede to the Reinsurer, and the Reinsurer wishes to reinsure, on a one-hundred percent (100%) indemnity reinsurance basis, on the terms and conditions set forth herein, certain risks arising in respect of the Covered Insurance Policies (as hereinafter defined); and

       WHEREAS, simultaneously with their entry into this Agreement on the date hereof, the Ceding Company and the Reinsurer are entering into, (i) the Administrative Services Agreement, pursuant to which the Reinsurer, in its capacity as the Administrator, shall provide, or cause the provision of, certain administrative services on behalf of the Ceding Company with respect to the Covered Insurance Policies; (ii) the Transition Services Agreement, pursuant to which AEFS shall provide, or cause the provision of, certain services to the Reinsurer with respect to the Business during a transition period following the Closing; and (iii) the Trust Agreement, pursuant to which a trustee shall hold assets as security for the satisfaction of the obligations of the Reinsurer to the Ceding Company under this Agreement.

       NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Ceding Company and the Reinsurer agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

       Section 1.1 DEFINITIONS. Any capitalized term used but not defined herein shall have the meaning set forth in the Master Agreement. The following terms have the respective meanings set forth below throughout this Agreement:

      (a) "ADJUSTED CEDING COMMISSION" means an amount equal to (i) the Ceding Commission MINUS (ii) the Net Retained Liabilities Ceding Commission Adjustment with respect to the Net Retained Liabilities as of the Effective Time.

      (b) "ADMINISTRATOR" means the Reinsurer in its capacity as administrator under the Administrative Services Agreement.

      (c) "AFFILIATED DISTRIBUTORS" means AXA Network, LLC, AXA Advisors, LLC and AXA Distributors, LLC and any permitted successors and assigns.

      (d) "AGREEMENT" has the meaning set forth in the preamble.

      (e) "BANK ACCOUNTS" has the meaning set forth in SECTION 3.12.

      (f) "CEDING COMPANY" has the meaning set forth in the preamble.

      (g) "CEDING COMPANY DOMICILIARY STATE" means the State of Arizona, or, if the Ceding Company changes its state of domicile to another state, such other state if, in the reasonable judgment of the Reinsurer, such change of domicile does not adversely affect in any material respect any rights and obligations of the Reinsurer under this Agreement, the Administrative Services Agreement or the Trust Agreement. For the avoidance of doubt, any requirement (i) on the part of the Reinsurer or the Ceding Company to increase reserves associated with the Covered Insurance Policies, (ii) on the part of the Reinsurer to obtain any additional license, authorization or approval from a Governmental Authority to reinsure the Reinsured Liabilities or provide administrative services with respect to the Covered Insurance Policies or (iii) on the part of the Reinsurer to provide additional security in order to provide the Ceding Company with Reserve Credit, in each case as a result of such change of domicile would adversely affect in a material respect the rights and obligations of the Reinsurer under this Agreement, the Administrative Services Agreement and the Trust Agreement.

      (h) "CEDING COMPANY EXTRA-CONTRACTUAL OBLIGATIONS" means (i) all Extra-Contractual Obligations to the extent arising out of, resulting from or related to any act, error or omission before the Effective Time, whether or not intentional, negligent, in bad faith or otherwise, by the Ceding Company or any of its Affiliates, or any service providers or Distributors engaged or compensated by the Ceding Company or any of its Affiliates or otherwise; and
(ii) all Extra-Contractual Obligations to the extent arising out of, resulting from or related to any act, error or omission on or after the Effective Time, whether or not intentional, negligent, in bad faith or otherwise, by the Ceding Company or any of its Affiliates, or any service providers or Distributors engaged or compensated by the Ceding Company or any of its Affiliates (excluding the Reinsurer in its capacity as Administrator pursuant to the Administrative Services Agreement and any successor, assign, designee or subcontractor appointed by the Reinsurer as Administrator) unless such act, error or omission was undertaken at the specific direction or request of the Reinsurer, in which case any resulting act, error or omission shall be a Reinsurer Extra-Contractual Obligation.

      (i) "CEDING COMPANY INDEMNIFIED PARTIES" has the meaning set forth in
SECTION 9.1.

      (j) "CLAIMS NOTICE" has the meaning set forth in SECTION 9.3(a).

      (k) "CLOSING TRANSFERRED ASSET VALUE" has the meaning set forth in SECTION 3.1(a).

      (l) "COMPANY ACTION LEVEL RBC" means, at any date of determination, two hundred percent (200%) of the authorized control level risk based capital of the Reinsurer determined in accordance with SAP and the Applicable Law of the state of domicile of the Reinsurer.

      (m) "COMPANY STATUTORY BOOK VALUE" means, with respect to any Eligible Asset, the amount carried in respect of such asset by the Ceding Company as an admitted asset determined in accordance with SAP of the Ceding Company Domiciliary State, but disregarding any permitted practices applicable to the Ceding Company.

      (n) "COVERED INSURANCE POLICIES" means (i) the In Force Policies and (ii) the New Policies.

      (o) "DISPUTED ITEM" has the meaning set forth in SECTION 3.1(d).

      (p) "DISPUTE NOTICE" has the meaning set forth in SECTION 3.1(d).

      (q) "DISTRIBUTORS" means the brokers, broker-dealers, insurance agents, producers, distributors or other Persons who marketed or produced or who currently market or produce the Covered Insurance Contracts or successors thereto, including the Affiliated Distributors.

      (r) "EFFECTIVE TIME" means 12:01 a.m. (New York time) on October 1, 2013, unless the Closing Date is December 31, 2013, in which case the Effective Time means 11:59 p.m. (New York time) on December 31, 2013.

      (s) "EFFECTIVE TIME TRANSFERRED ASSET VALUE" has the meaning set forth in
SECTION 3.1(c).

      (t) "ELIGIBLE ASSETS" has the meaning set forth in SECTION 4.4.

      (u) "ESTIMATED INITIAL REINSURANCE PREMIUM" has the meaning set forth in
SECTION 3.1(a).

      (v) "EXCLUDED LIABILITIES" means (i) the Ceding Company Extra-Contractual Obligations, (ii) Liabilities that are subject to indemnity from AEFS and AXA Financial, Inc. pursuant to ARTICLE IX arising out of any breaches of or inaccuracies in the representations and warranties made in SECTION 3.20 (Product Tax Matters) of the Master Agreement, (iii) any "Excluded Liability" as defined in the Master Agreement and (iv) any other Liabilities that are not Reinsured Liabilities or Reinsurer Extra-Contractual Obligations, including Net Retained Liabilities.

      (w) "EXISTING REINSURANCE AGREEMENTS" means all agreements, treaties slips, binders, cover notes and other similar arrangements under which the Ceding Company has ceded to reinsurers risks arising in respect of the Covered Insurance Policies where such agreements are (i) in force as of the date hereof or (ii) terminated but under which there remains any outstanding Liability from the reinsurer, and any agreement, treaty, slip, binder cover note or other similar arrangement entered into by the Ceding Company with the prior written approval of the Reinsurer to replace any of such arrangements following any termination or recapture thereof, as all such arrangements may be in force from time to time and at any time.

      (x) "EXTRA-CONTRACTUAL OBLIGATIONS" means all Liabilities (for the avoidance of doubt, other than Liabilities arising under the express terms and conditions of the Covered Insurance Policies), including Liabilities for fines, penalties, Taxes, fees, forfeitures, compensatory, punitive, exemplary, special, treble, bad faith, tort or any other form of extra-contractual damages, and legal fees and expenses relating thereto, that arise from any act, error or omission, whether or not intentional, negligent, in bad faith or otherwise, in connection with (i) the form, sale, marketing, underwriting, production, issuance, cancellation or administration of the Covered Insurance Policies, (ii) the investigation, defense, trial, settlement or handling of claims, benefits, dividends or payments under or relating to the Covered Insurance Policies, or
(iii) the failure to pay or the delay in payment or errors in calculating or administering the payment of benefits, claims, dividends or any other amounts due or alleged to be due under or in connection with the Covered Insurance Policies.

      (y) "FAIR MARKET VALUE" means, as of any date of determination, (i) as to cash, the amount thereof; and (ii) as to an asset other than cash, the fair market value of such asset determined in accordance with SAP of the Reinsurer domiciliary state and either (A) based on the closing price obtained from Interactive Data Corporation or another third party pricing service reasonably acceptable to the Ceding Company, or (B) if such fair market value is not reasonably available from a third party pricing service, as determined by the Reinsurer, in each case together with any accrued and unpaid interest thereon.

      (z) "FINANCED AMOUNTS" means, as of any date of determination, with respect to all or any portion of the Covered Insurance Policies consisting of term life insurance policies retroceded by the Reinsurer in connection with any reserve financing or securitization as of such date, an amount equal to (i) the General Account Reserves as of such date, MINUS (ii) the Reinsurance Receivables as of such date, MINUS (iii) the amount of Uncollected/Deferred Premiums as of such date, MINUS (iv) reserve credits as of such date under the Existing Reinsurance Agreements that are novated to the Reinsurer after the Effective Time, in each case only with respect to the portion of such amounts in respect of all or any portion of such term life insurance Covered Insurance Policies that are retroceded in connection with any such reserve financing or securitization; PROVIDED that the Financed Amounts shall not exceed $275,000,000 without the prior written consent of the Ceding Company; PROVIDED FURTHER, HOWEVER, that in the event that the Reinsurer's RBC Ratio falls below 250% as of a calendar quarter-end and the Reinsurer has not cured such shortfall as of the forty-fifth (45th) calendar day following such calendar quarter-end, the Financed Amounts shall, thereafter, be reduced by the amount of the economic reserves, as of such date of determination, associated with any such reserve financing or securitization.

      (aa) "GENERAL ACCOUNT LIABILITIES" means the following Liabilities of the Ceding Company arising out of or relating to the Covered Insurance Policies, other than the Separate Account Liabilities, the Net Retained Liabilities, and the Excluded Liabilities, and net of Reinsurance Recoveries:

            (i) all Liabilities for claims and benefits, claim expenses, interest on claims, interest on policy funds, withdrawals, surrenders, and other contract benefits, in each case arising under the terms of the Covered Insurance Policies for claims incurred and actually reported to the Ceding Company as of the Effective Time or incurred after the Effective Time;

            (ii) all Liabilities arising out of any changes to the terms and conditions of the Covered Insurance Policies permitted or required under
      SECTION 2.6;

            (iii) Taxes in respect of premiums received by the Ceding Company at or after the Effective Time, and the portion, if any, of assessments and similar charges assessed after the Effective Time in respect of the Covered Insurance Policies in connection with participation by either the Ceding Company or the Reinsurer, whether voluntary or involuntary, in any guaranty association established or governed by any Governmental Authority, less the portion, if any, of premium tax credits, deductions and offsets associated with such assessments and similar charges assessed after the Effective Time, as utilized;

            (iv) Commissions (including both fronted and trail commissions), expense allowances, benefit credits, other compensation and other servicing and administration fees payable with respect to the Covered Insurance Policies to the Affiliated Distributors to the extent accrued after the Effective Time;

            (v) all Liabilities for amounts payable at or after the Effective Time for returns or refunds of premiums in respect of the Covered Insurance Policies;

            (vi) all payments due under the Existing Reinsurance Agreements in respect of the Covered Insurance Policies at or after the Effective Time;

            (vii) dividends payable at or after the Effective Time under the Covered Insurance Policies;

            (viii) all Liabilities which relate to (x) amounts held in the general account of the Ceding Company pending transfer to the Separate Accounts or the Shared Separate Account, and (y) Covered Insurance Policies that contemplate payment from a Separate Account or the Shared Separate Account the amount of which exceeds the assets of such Separate Account or Shared Separate Account, as applicable, (without duplication of amounts set forth in clause (i) above), in each case in respect of the Covered Insurance Policies for claims incurred and actually reported to the Ceding Company as of the Effective Time or incurred after the Effective Time; and

            (ix) any other Liability arising out of the Covered Insurance Policies to the extent that a reserve or accrual has been established and reported in a specific line item on the Reinsurance Closing Statement (after any disputes with respect thereto have been finally resolved in accordance with SECTION 3.1).

      (bb) "GENERAL ACCOUNT RESERVES" means the aggregate amount of general account reserves of the Ceding Company (without regard to the reinsurance provided hereunder) with respect to the General Account Liabilities net of Reinsurance Reserves, determined in accordance with SAP or Applicable Law of the Ceding Company Domiciliary State; PROVIDED, the term "GENERAL ACCOUNT RESERVES" does not include the Separate Account Reserves. For the avoidance of doubt, such General Account Reserves shall include the amounts for General Account Liabilities that would be reflected in lines 1 through 9.3 inclusive, column 1 and line 13, column 1, in the "Liabilities, Surplus and Other Funds" section of the NAIC statement blank used to prepare the Ceding Company's balance sheet in its most recent Statutory Financial Statements, or if the line numbers are changed pursuant to relevant guidance from the NAIC, the successor to such line numbers, excluding amounts that would be reflected on line 4 for incurred but unreported claims reserves in respect of claims incurred prior to the Effective Time.

      (cc) "INCOME" has the meaning set forth in the Trust Agreement.

      (dd) "INDEMNIFIED PARTY" has the meaning set forth in SECTION 9.3(a).

      (ee) "INDEMNIFYING PARTY" has the meaning set forth in SECTION 9.3(a).

      (ff) "IN FORCE POLICIES" means any and all binders, endorsements, riders, policies, certificates, and contracts of insurance, supplementary contracts of insurance and annuity issued or renewed by the Ceding Company prior to the Effective Time and in force at the Effective Time that correspond to the policy forms of the Ceding Company identified on SCHEDULE 1.1(A), but excluding for the avoidance of doubt any and all other policies, binders, endorsements, riders, certificates and contracts of insurance and supplementary contracts of insurance issued or renewed by the Ceding Company, including those that correspond to the policy forms of the Ceding Company identified on SCHEDULE 1.1(B). For the avoidance of doubt, any policy, binder, endorsement, rider, certificate, contract of insurance or supplementary contract issued or renewed by the Ceding Company on a policy form that is not listed on SCHEDULE 1.1(A) is not an In Force Policy.

      (gg) "INITIAL REINSURANCE PREMIUM" means an amount equal to (i) the General Account Reserves as of the Effective Time, PLUS (ii) the interest maintenance reserve of the Ceding Company attributable to the General Account Reserves (calculated without regard to the exclusion of Net Retained Liabilities in the definition of "General Account Liabilities") immediately prior to the consummation of the transactions contemplated by this Agreement (excluding for the avoidance of doubt, any interest maintenance reserve created as a result of the payment of the Initial Reinsurance Premium), MINUS (iii) the Policy Loan Balance as of the Effective Time, MINUS (iv) the amount of Reinsurance Receivables as of the Effective Time, MINUS (v) the amount of Uncollected/Deferred Premiums as of the Effective Time.

      (hh) "INITIAL REINSURANCE PREMIUM ADJUSTMENT" shall be equal to (i) the difference (whether positive or negative) between the Initial Reinsurance Premium as reflected on the Reinsurance Closing Statement as finally determined pursuant to SECTION 3.1 MINUS the Estimated Initial Reinsurance Premium MINUS
(ii) the difference (whether positive or negative) between the Effective Time Transferred Asset Value as finally determined pursuant to SECTION 3.1 and the Closing Transferred Asset Value.

      (ii) "INTEREST RATE" means the average of the daily "prime rate" (expressed as a rate per annum) published in The Wall Street Journal for each of the days in the applicable period plus 3%.

      (jj) "LIABILITIES" means any and all debts, liabilities, commitments or obligations, whether direct or indirect, accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, whether arising in the past, present or future.

      (kk) "MASTER AGREEMENT" has the meaning set forth in the recitals.

      (ll) "NET RETAINED LIABILITIES" means all Liabilities in respect of any Covered Insurance Policy that, under the terms of any Existing Reinsurance Agreement covering such Covered Insurance Policy, (i) for which the Ceding Company is required to retain unreinsured and for its own account a portion of such Liabilities or (ii) in the opinion of either the Ceding Company or the Reinsurer requires consent from any party to such agreement in order to effect reinsurance under this Agreement and as to which a waiver of such requirement or other consent has not been obtained.

      (mm) "NET RETAINED LIABILITIES CEDING COMMISSION ADJUSTMENT" means, with respect to any Net Retained Liabilities, the amount determined in accordance with SCHEDULE 1.1(c).

      (nn) "NET RETAINED LIABILITIES POLICY" has the meaning set forth in
SECTION 2.3(e).

      (oo) "NET RETAINED LIABILITIES RESERVES" means, as of any time of determination, an amount equal to the General Account Reserves (calculated without regard to the exclusion of Net Retained Liabilities in the definition of "General Account Liabilities") with respect to the Net Retained Liabilities as of such time.

      (pp) "NET SETTLEMENT" has the meaning set forth in SECTION SECTION 3.4(a).

      (qq) "NEW POLICIES" means any and all binders, endorsements, riders, policies, certificates, and contracts of insurance, supplementary contracts of insurance and annuity contracts issued or renewed on or after the Effective Time by Reinsurer as Administrator in accordance with SECTION 2.1(B) hereof, Section
3.8 of the Administrative Services Agreement or Section 5.14 of the Master Agreement.

      (rr) "NON-GUARANTEED ELEMENTS" means cost of insurance charges, loads and expense charges, credited interest rates, mortality and expense charges, administrative expense risk charges, variable premium rates, variable paid-up amounts, policyholder dividends and other policy features that are subject to change.

      (ss) "NOTICE OF MINIMUM BALANCE" has the meaning set forth in the Trust Agreement.

      (tt) "PARTY" has the meaning set forth in the preamble.

      (uu) "PERCENTAGE OF COMPANY ACTION LEVEL" means, with respect to any date of determination, the percentage equal to (i) the quotient of the Total Adjusted Capital of the Reinsurer as of such date of determination DIVIDED BY the Company Action Level RBC determination, MULTIPLIED BY (ii) 100.

      (vv) "POLICY LOAN BALANCE" means, with respect to any date of determination, amount of contract loans in respect of the Covered Insurance Policies, as of such date, as would be reflected in line 6, column 3 in the "Assets" section of the NAIC statement blank used to prepare the Ceding Company's balance sheet in its most recent Statutory Financial Statement or if the line number is changed pursuant to relevant guidance from the NAIC, the successor line number to such line number, net of any unearned policy loan interest on such loans but including any due and accrued interest thereon, determined in accordance with SAP or Applicable Law of the Ceding Company Domiciliary State, excluding the portion of such amounts in respect of any Covered Insurance Policy that, under the terms of any Existing Reinsurance Agreement covering such Covered Insurance Policy, (i) the Ceding Company is required to retain unreinsured and for its own account a portion of the Liabilities in respect of such Covered Insurance Policy or (ii) in the opinion of either the Ceding Company or the Reinsurer requires consent from any party to such agreement in order to effect reinsurance under this Agreement and as to which a waiver of such requirement or other consent has not been obtained.

      (ww) "PREMIUMS" means premiums, considerations, deposits, payments, loan interest and principal repayments and other amounts received by or on behalf of the Ceding Company in respect of the Covered Insurance Policies (other than with respect to Net Retained Liabilities).

      (xx) "QUARTERLY ACCOUNTING PERIOD" means each calendar quarter during the term of this Agreement or any fraction thereof ending on the Recapture Date or the date this Agreement is otherwise terminated in accordance with SECTION 8.1, as applicable.

      (yy) "RBC RATIO" means (i) with respect to a calendar year end, the Percentage of Company Action Level as of such calendar year end and (ii) with respect to a quarter end, the Reinsurer's publicly disclosed estimate of the Percentage of Company Action Level as of such quarter end or, if such estimate is not publicly disclosed, the Reinsurer's good faith estimate of the Percentage of Company Action Level as of such quarter end using to the extent any factors are not reasonably available, reasonable hypothetical amounts.

      (zz) "RECAPTURE DATE" has the meaning set forth in SECTION 8.3(a).

      (aaa) "RECAPTURE TRIGGERING EVENT" means any of the following occurrences:

            (i) the Reinsurer becomes insolvent or has been placed into liquidation, rehabilitation, conservation, supervision, receivership or similar proceedings (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or assume control of its operations, and, in any such case such proceeding shall continue undismissed for forty-five (45) calendar days;

            (ii) the Reinsurer's RBC Ratio falls below 150% as of a calendar quarter-end and the Reinsurer has not cured such shortfall as of the forty-fifth (45th) calendar day following such calendar quarter-end; PROVIDED, that in the event there is a material change in the factors and formulae prescribed by the insurance regulatory authority in the Reinsurer's state of domicile with respect to the components of and methodologies contained in such calculation, the Parties shall amend this Agreement to incorporate an alternate calculation that is reasonably equivalent to the components of and methodologies contained in the calculation of the Reinsurer's RBC Ratio in effect as of the Effective Time within thirty (30) calendar days after the implementation of such change;

            (iii) there has been a material breach of SECTION 4.1 or 4.2 of this Agreement by the Reinsurer, and such breach has not been cured within twenty (20) Business Days after the Reinsurer has received written notice of such breach from the Ceding Company in the form attached hereto as ANNEX A-1; or

            (iv) the Reinsurer fails to pay any material amount due to the Ceding Company under this Agreement and (i) such amount is not subject to a good faith dispute and (ii) such failure is not cured within sixty (60) days after the Reinsurer has received written notice of such breach from the Ceding Company in the form attached hereto as ANNEX A-2.

      (bbb) "RECOVERIES COLLATERAL" has the meaning set forth in SECTION
3.11(a).

      (ccc) "RECOVERIES" has the meaning set forth in SECTION 3.2(a).

      (ddd) "REINSURANCE CLOSING STATEMENT" has the meaning set forth in SECTION 3.1(c).

      (eee) "REINSURANCE PREMIUM" has the meaning set forth in SECTION 2.3(a).

      (fff) "REINSURANCE RECEIVABLES" means, as of any date of determination, the sum of (x) the amounts recoverable from reinsurers in respect of the Covered Insurance Policies, as of such date, as would be reflected in line 16.1, column 3 in the "Assets" section of the NAIC statement blank used to prepare the Ceding Company's balance sheet in its most recent Statutory Financial Statement or if the line number is changed pursuant to relevant guidance from the NAIC, the successor line number to such line number, PLUS (ii) the funds held by or deposited with reinsured companies in respect of the Covered Insurance Policies, as of such date, as would be reflected in line 16.2, column 3 in the "Assets" section of the NAIC statement blank used to prepare the Ceding Company's balance sheet in its most recent Statutory Financial Statement or if the line number is changed pursuant to relevant guidance from the NAIC, the successor line number to such line number, PLUS (iii) other amounts receivable under reinsurance contracts from reinsurers in respect of the Covered Insurance Policies, as of such date, as would be reflected in line 16.3, column 3 in the "Assets" section of the NAIC statement blank used to prepare the Ceding Company's balance sheet in its most recent Statutory Financial Statement or if the line number is changed pursuant to relevant guidance from the NAIC, the successor line number to such line number, in each case determined in accordance with SAP or Applicable Law of the Ceding Company Domiciliary State and, in each case, excluding the portion of such amounts in respect of any Covered Insurance Policy that, under the terms of any Existing Reinsurance Agreement covering such Covered Insurance Policy, (i) the Ceding Company is required to retain unreinsured and for its own account any portion of the Liabilities in respect of such Covered Insurance Policy or (ii) in the opinion of either the Ceding Company or the Reinsurer requires consent from any party to such agreement in order to effect reinsurance under this Agreement and as to which a waiver of such requirement or other consent has not been obtained.

      (ggg) "REINSURANCE RECOVERIES" means all amounts actually collected by the Ceding Company on or after the Effective Time under the Existing Reinsurance Agreements in respect of the Covered Insurance Policies for claims incurred and actually reported to the Ceding Company as of the Effective Time or incurred after the Effective Time (including all recoveries, returns, amounts in respect of profit sharing and all other sums to which the Ceding Company may be entitled under the Existing Reinsurance Agreements in respect of the Covered Insurance Policies), except to the extent such amounts collected under the Existing Reinsurance Agreements relate to the Ceding Company Extra-Contractual Obligations.

      (hhh) "REINSURANCE RESERVES" means, with respect to any date of determination, the aggregate amount of reserves of the Ceding Company with respect to the General Account Liabilities ceded to reinsurers under Existing Reinsurance Agreements, as of such date, as would be reflected in line 22, column 2 in Schedule S - Part 7 of the NAIC statement blank used to prepare the Ceding Company's balance sheet in its most recent Statutory Financial Statement, excluding, for the avoidance of doubt, amounts for incurred but unreported claims reserves in respect of claims incurred prior to the Effective Time, or if the line number is changed pursuant to relevant guidance from the NAIC, the successor line number to such line number, determined in accordance with SAP or Applicable Law of the Ceding Company Domiciliary State.

      (iii) "REINSURED LIABILITIES" means the General Account Liabilities and the Separate Account Liabilities.

      (jjj) "REINSURER" has the meaning set forth in the preamble.

      (kkk) "REINSURER TERMINATION DATE" has the meaning set forth in SECTION 8.3(b).

      (lll) "REINSURER TERMINATION EVENT" means the following occurrence: the Ceding Company fails to pay any material amount due to the Reinsurer under this Agreement and (x) such amount is not subject to a good faith dispute and (y) such failure is not cured within sixty (60) days after the Ceding Company has received written notice of such failure from the Reinsurer in the form attached hereto as ANNEX B.

      (mmm) "REINSURER EXTRA-CONTRACTUAL OBLIGATIONS" means all Extra-Contractual Obligations (other than those related to the Net Retained Liabilities Policies) arising out of, resulting from or relating to any act, error or omission on and after the Effective Time, whether or not intentional, negligent, in bad faith or otherwise, by the Reinsurer or any of its Affiliates, or any service providers engaged or compensated by the Reinsurer or its Affiliates or otherwise other than any Ceding Company Extra-Contractual Obligations; PROVIDED, HOWEVER, that Reinsurer Extra-Contractual Obligations shall not include any Excluded Liabilities.

      (nnn) "REINSURER INDEMNIFIED PARTIES" has the meaning set forth in SECTION 9.2.

      (ooo) "REINSURER STATUTORY BOOK VALUE" means with respect to any Eligible Asset, the amount carried in respect of such asset by the Reinsurer as an admitted asset determined in accordance with SAP of the Reinsurer's domiciliary state, but disregarding any permitted practices applicable to the Reinsurer.

      (ppp) "REQUIRED BALANCE" means, as of any date of determination, an amount equal to (i) the General Account Reserves as of such date, MINUS (ii) the Policy Loan Balance as of such date, MINUS (iii) the Reinsurance Receivables as of such date, MINUS (iv) the amount of Uncollected/Deferred Premiums as of such date, MINUS (v) reserve credits as of such date under the Existing Reinsurance Agreements that are novated to the Reinsurer after the Effective Time, MINUS
(vi) Financed Amounts as of such date.

      (qqq) "RESERVE CREDIT" means full reserve credit for the reinsurance ceded to the Reinsurer under this Agreement in the Statutory Financial Statements required to be filed by the Ceding Company with the Governmental Authority charged with supervision of insurance companies in the Ceding Company Domiciliary State.

      (rrr) "RESOLUTION PERIOD" has the meaning set forth in SECTION 3.1(e).

      (sss) "SAP" means the statutory accounting principles prescribed or permitted by the insurance regulatory authorities of an insurance or reinsurance company's state of domicile, consistently applied.

      (ttt) "SEPARATE ACCOUNTS" means the registered and unregistered separate accounts of the Ceding Company identified in SCHEDULE 1.1(D) hereto, other than the Shared Separate Account.

      (uuu) "SEPARATE ACCOUNT LIABILITIES" has the meaning set forth in SECTION 2.2(b).

      (vvv) "SEPARATE ACCOUNT RESERVES" means the aggregate amount of reserves of the Ceding Company attributable to the Separate Account Liabilities, determined in accordance with SAP and Applicable Law of the Ceding Company Domiciliary State.

      (www) "SETTLEMENT STATEMENT" has the meaning set forth in SECTION 3.4(a).

      (xxx) "SHARED REINSURANCE AGREEMENTS" means the Existing Reinsurance Agreements identified on SCHEDULE 1.1(E) hereto.

      (yyy) "SHARED SEPARATE ACCOUNT" means MONY Life Insurance Company of America Shared Account "L".

      (zzz) "STATUTORY FINANCIAL STATEMENTS" means, with respect to any Party, the annual and quarterly statutory financial statements of such Party filed with the Governmental Authority charged with supervision of insurance companies in the jurisdiction of domicile of such Party to the extent such Party is required by Applicable Law to prepare and file such financial statements.

      (aaaa) "TERMINAL ACCOUNTING PERIOD" means the Quarterly Accounting Period during which the Recapture Date or the Reinsurer Termination Date occurs.

      (bbbb) "TERMINAL SETTLEMENT" has the meaning set forth in SECTION 8.4.

      (cccc) "TERMINAL SETTLEMENT STATEMENT" has the meaning set forth in
SECTION 8.4.

      (dddd) "THIRD-PARTY CLAIM" has the meaning set forth in SECTION 9.3(a).

      (eeee) "TOTAL ADJUSTED CAPITAL" means, with respect to any insurance company, its total adjusted capital as calculated in accordance with the most current formula for calculating such amount adopted by the insurance regulatory authority in such insurance company's state of domicile.

      (ffff) "TRANSACTION AGREEMENTS" means the Master Agreement and each of the Ancillary Agreements other than this Agreement.

      (gggg) "TRANSFERRED ASSETS" has the meaning set forth in SECTION 3.1(a).

      (hhhh) "TREASURY REGULATIONS" means the Treasury Regulations (including temporary and proposed Treasury Regulations) promulgated by the United States Department of Treasury with respect to the Code or other United States federal Tax statutes.

      (iiii) "TRUST ACCOUNT" means the reserve trust account established by the Reinsurer for the benefit of the Ceding Company under the Trust Agreement.

      (jjjj) "TRUST AGREEMENT" means that certain Trust Agreement dated as of the date hereof by and among the Reinsurer, the Ceding Company and the Trustee, as trustee, substantially in the form of EXHIBIT A hereof.

      (kkkk) "TRUSTEE" means The Bank of New York Mellon, as trustee under the Trust Agreement or any replacement trustee from time to time acting as trustee thereunder.

      (llll) "UCC" has the meaning set forth in SECTION 3.11(b).

      (mmmm) "UNCOLLECTED/DEFERRED PREMIUMS" means, as of any date of determination, the sum of (i) uncollected premiums and agents' balances in the course of collection in respect of the Covered Insurance Policies, as of such date, as would be reflected in line 15.1, column 3 in the "Assets" section of the NAIC statement blank used to prepare the Ceding Company's balance sheet in its most recent Statutory Financial Statement or if the line number is changed pursuant to relevant guidance from the NAIC, the successor line number to such line number, PLUS (ii) deferred premiums and agents' balances and installments booked but deferred and not yet due in respect of the Covered Insurance Policies, as of such date, as would be reflected in line 15.2, column 3 in the "Assets" section of the NAIC statement blank used to prepare the Ceding Company's balance sheet in its most recent Statutory Financial Statement or if the line number is changed pursuant to relevant guidance from the NAIC, the successor line number to such line number, in each case determined in accordance with SAP or Applicable Law of the Ceding Company Domiciliary State and, in each case, excluding the portion of such amounts in respect of any Covered Insurance Policy that, under the terms of any Existing Reinsurance Agreement covering such Covered Insurance Policy, (i) the Ceding Company is required to retain unreinsured and for its own account any portion of the Liabilities in respect of such Covered Insurance Policy or (ii) in the opinion of either the Ceding Company or the Reinsurer requires consent from any party to such agreement in order to effect reinsurance under this Agreement and as to which a waiver of such requirement or other consent has not been obtained.

      (nnnn) "UNRESOLVED ITEMS" has the meaning set forth in SECTION 3.1(f).

                                   ARTICLE II
                  BASIS OF REINSURANCE AND BUSINESS REINSURED

Section 2.1 REINSURANCE.

      (a) Subject to the terms and conditions of this Agreement, as of the Effective Time, the Ceding Company hereby cedes on an indemnity reinsurance basis to the Reinsurer, and the Reinsurer hereby accepts and agrees to assume and indemnity reinsure, one hundred percent (100%) of all General Account Liabilities on a coinsurance basis and one hundred percent (100%) of all Separate Account Liabilities on a modified coinsurance basis. In addition, on and after the Effective Time, the Reinsurer hereby assumes and agrees to indemnify and hold the Ceding Company harmless from and against all Reinsurer Extra-Contractual Obligations. This Agreement is solely between the Ceding Company and the Reinsurer and shall not create any legal relationship whatsoever between the Reinsurer and any Person other than the Ceding Company. The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance is recaptured, terminated or reduced as provided herein. On and after the Effective Time, the Reinsurer shall be obligated to make payments to or on behalf of the Ceding Company, as and when due, of all Reinsured Liabilities.

      (b) Upon the reinstatement or reissuance of any reduced, terminated, lapsed or surrendered Covered Insurance Policy either pursuant to its policy terms or by the Reinsurer pursuant to the terms of the Administrative Services Agreement, such Covered Insurance Policy shall be automatically reinsured hereunder. Except as set forth in the proviso below, any conversion, exchange or replacement policy or contract issued by the Ceding Company and arising from a Covered Insurance Policy that is converted, exchanged or replaced pursuant to its policy terms shall be deemed to constitute a Covered Insurance Policy for purposes of this Agreement and shall be automatically reinsured hereunder; PROVIDED, HOWEVER, that if a policyholder of a Covered Insurance Policy chooses to convert, exchange or replace such Covered Insurance Policy pursuant to its policy terms with a policy or contract issued by the Ceding Company that does not correspond to (i) a policy form identified on SCHEDULE 1.1(A) or (ii) a new policy form filed by the Reinsurer as permitted under the Administrative Services Agreement, such new policy or contract shall not constitute a Covered Insurance Policy and will not be reinsured hereunder. A terminated policy or contract that would have been a Covered Insurance Policy had it been in force at the Effective Time, that later reinstates pursuant to its policy provisions, will be reinsured by the Reinsurer and become a Covered Insurance Policy. The Reinsurer will be entitled to retain any Premiums and interest for coverage that is received for such reinstatement, and the Ceding Company will transfer to the Reinsurer the amount of reserves for such reinstated Covered Insurance Policy calculated as of the Effective Time. The effective date of reinsurance for such reinstated Covered Insurance Policy shall be the Effective Time.

Section 2.2 SEPARATE ACCOUNTS.

      (a) For each of the Covered Insurance Policies (other than the Net Retained Liabilities Policies), the amount to be invested on a variable basis in accordance with the terms of such Covered Insurance Policy shall be held by the Ceding Company in the Separate Accounts or the Shared Separate Account, as applicable, and all Premiums with respect to such Covered Insurance Policy shall be deposited in the Separate Accounts or the Shared Separate Account to the extent required to be deposited therein by the terms of such Covered Insurance Policy. From and after the Effective Time, the Ceding Company shall retain, and own all assets contained in the Ceding Company's Separate Accounts and the Shared Separate Account and shall hold the Separate Account Reserves with respect to the Covered Insurance Policies that are funded, in whole or in part, by one or more of the Ceding Company's Separate Accounts or Shared Separate Account and such Separate Account Reserves shall be reported by the Ceding Company on its Separate Account balance sheets, consistent with SAP of the Ceding Company Domiciliary State. From and after the Effective Time, the Separate Accounts and the Shared Separate Account as they relate to the Covered Insurance Policies shall be administered by the Reinsurer pursuant to the Administrative Services Agreement.

      (b) For each of the Covered Insurance Policies (other than the Net Retained Liabilities Policies), the amount to be paid with respect to surrenders, loans, annuitization payments, death benefits, compensation or any other amounts with respect to such Covered Insurance Policy for claims incurred and actually reported to the Ceding Company as of the Effective Time or incurred after the Effective Time that by the terms of such Covered Insurance Policy contemplate payment from the Separate Accounts or the Shared Separate Account (other than the Excluded Liabilities) (the "SEPARATE ACCOUNT LIABILITIES") shall be paid out of the Separate Accounts or the Shared Separate Account, as applicable, to the extent so contemplated.

Section 2.3 EXISTING REINSURANCE.

      (a) This Agreement is written net of Reinsurance Recoveries, however, the Reinsurer agrees to make payment on behalf of the Ceding Company of all General Account Liabilities calculated without regard to the reduction for Reinsurance Recoveries, in consideration for the Ceding Company's assignment to the Reinsurer of the Reinsurance Recoveries in SECTION 3.2(a)(ii). As part of the Reinsured Liabilities, the Reinsurer shall, in accordance with
ARTICLE III, reimburse the Ceding Company for, or pay on behalf of the Ceding Company, all premiums and other amounts due under the Existing Reinsurance Agreements in respect of the Covered Insurance Policies at or after the Effective Time ("REINSURANCE PREMIUM"). The Reinsurer shall bear all risk of collecting amounts due in respect of the Covered Insurance Policies under the Existing Reinsurance Agreements. The Reinsurer, on behalf of the Ceding Company, shall assume responsibility for administration of the Existing Reinsurance Agreements including the Shared Reinsurance Agreements to the extent provided in the Administrative Services Agreement, in accordance with the terms of the Administrative Services Agreement.

      (b) The Ceding Company agrees that it shall take any actions reasonably requested by the Reinsurer to maintain in full force and effect each of the Existing Reinsurance Agreements and to perform fully each of its obligations thereunder to the extent such action is not an action required to be taken by the Administrator under the Administrative Services Agreement. The Ceding Company may not modify, amend or terminate any Existing Reinsurance Agreement or waive any of its rights under any such agreement without the Reinsurer's prior written consent and shall fully enforce, at the expense of the Reinsurer, all of its rights thereunder, including, without limitation, at the Reinsurer's request, requiring the collateralization by the third party reinsurer of reserve balances and other amounts thereunder. With the Reinsurer's consent, the Ceding Company may exercise any right it may have to recapture risks ceded thereby under any of the Existing Reinsurance Agreements or to otherwise terminate any such agreement and shall, at the Reinsurer's instruction and expense, effect any such action with respect to the management or administration of the Existing Reinsurance Agreements as the Reinsurer shall reasonably request, including, without limitation, termination or recapture, as may be available under or with respect to the terms of any Existing Reinsurance Agreement; PROVIDED, HOWEVER, that the Reinsurer shall indemnify and hold harmless the Ceding Company for Losses arising out of any such action so requested by the Reinsurer in accordance with ARTICLE IX. The Ceding Company agrees that it shall, at the direction and expense of the Reinsurer, pursue commercially reasonable management and collection efforts with respect to the Existing Reinsurance Agreements and, in general, will cooperate with the Reinsurer in the management of the Existing Reinsurance Agreements.

      (c) From and after the Effective Time, at the Reinsurer's request and expense, the Ceding Company shall cooperate with the Reinsurer to novate any Existing Reinsurance Agreement other than a Shared Reinsurance Agreement from the Ceding Company to the Reinsurer or a designated Affiliate of the Reinsurer. The Ceding Company shall promptly advise the Reinsurer of any communications with respect to any such proposed novation. All correspondence from either the Ceding Company or the Reinsurer to any reinsurer under an Existing Reinsurance Agreement in connection with any such proposed novation shall be in a form approved by the other Party; PROVIDED that any such approval shall not be unreasonably withheld, conditioned or delayed. At the Reinsurer's instruction and expense, the Ceding Company shall effect any such action with respect to any such proposed novation as the Reinsurer shall reasonably request, including sending correspondence requesting that an Existing Reinsurance Agreement (other than a Shared Reinsurance Agreement) be novated to the Reinsurer or a designated Affiliate of the Reinsurer in a form approved by the Reinsurer; PROVIDED, HOWEVER, that the Reinsurer shall indemnify and hold harmless the Company for Losses arising out of any such action so requested by Reinsurer in accordance with ARTICLE IX.

      (d) From and after the Effective Time, to the extent reasonably requested by the other party, each party shall cooperate with the other party to cause the reinsurer under any Shared Reinsurance Agreement to enter into a partial novation of such Shared Reinsurance Agreement to the Reinsurer with respect to the Covered Insurance Policies reinsured thereunder or a new reinsurance arrangement with the Ceding Company or the Reinsurer with respect to the Covered Insurance Policies reinsured under such Shared Reinsurance Agreement; PROVIDED, HOWEVER, that neither party nor their Affiliates shall be required to compromise any right, asset or benefit or expend any out-of-pocket costs or incur any liabilities or provide any other consideration in connection therewith.

      (e) To the extent that not all waivers and consents necessary in order to reinsure 100% of the Net Retained Liabilities under this Agreement are received prior to the Effective Time, from and after the Effective Time, the Reinsurer and the Ceding Company shall, and shall cause their respective Affiliates to, continue to cooperate and use their reasonable best efforts to obtain, all such waivers and consents. The Ceding Company and the Reinsurer shall promptly advise the other party of any communications with respect to any such waivers and consents. All correspondence from either the Ceding Company or the Reinsurer to any Person from whom such a waiver or consent is sought shall be in a form approved by the other party, PROVIDED that any such approval shall not be unreasonably withheld, conditioned or delayed. Each party shall effect any such action with respect to such waivers and consents as the other party shall reasonably request. The out-of-pocket costs and expenses of obtaining such waivers and consents shall be shared pursuant to Section 5.5(c) of the Master Agreement. To the extent that after the Effective Time, any such waivers or consents are obtained or the parties otherwise agree that such waivers or consents are not required, then the Net Retained Liability as to which such wavier or consent is obtained or agreement is reached shall no longer be deemed a Net Retained Liability for purposes of this Agreement and instead shall be considered part of the Reinsured Liabilities hereunder effective as of the date of the following transfers, which the parties shall schedule as promptly as practicable following such waiver, consent or agreement. On such agreed date, the Ceding Company shall transfer to the Reinsurer an amount of Eligible Assets with a Company Statutory Book Value (including investment income due and accrued but excluding the amount of any principal and interest (to the extent included in such valuation) paid or to be paid to the Ceding Company (and not the Reinsurer) following the date of determination as holder of record of such asset on or prior to such date) equal to the sum of (i) an amount equal to (A) the Net Retained Liabilities Reserves with respect to such former Net Retained Liability for which waiver or consent was obtained, or as to which agreement was reached, as of the date of such transfer PLUS (B) the interest maintenance reserve of the Ceding Company attributable the Eligible Assets to be transferred to the Reinsurer for the period from the Effective Time to the date of such transfer of Eligible Assets to the Reinsurer (but excluding, for the avoidance of doubt, any interest maintenance reserve created as a result of the payment to the Reinsurer for such former Net Retained Liability), MINUS (C) the Policy Loan Balance with respect to such former Net Retained Liability as of the date of such transfer, MINUS (D) the amount of Reinsurance Receivables for such former Net Retained Liability, as of the date of such transfer, MINUS (E) the amount of Uncollected/Deferred Premiums for such former Net Retained Liability as of the date of such transfer; LESS (ii) the Net Retained Liability Ceding Commission Adjustment with respect to such former Net Retained Liability for which waiver or consent was obtained, or as to which agreement was reached. For the avoidance of doubt, the amount in clause (ii) above may be a negative number, in which case the absolute value of such amount shall be added to the sum of clause (i) above to determine the amount of Eligible Assets the Ceding Company shall transfer to the Reinsurer on such agreed date. Prior to obtaining any such required consents or waivers or reaching such agreement, the Covered Insurance Policy from which Net Retained Liabilities arise (in each case, a "NET RETAINED LIABILITIES POLICY") shall not be reinsured hereunder, but the Reinsurer shall provide administrative services with respect to any Net Retained Liabilities Policies pursuant to the Administrative Services Agreement in the manner set forth therein.

       Section 2.4 NON-GUARANTEED ELEMENTS. The Reinsurer may, from time to time, make recommendations to the Ceding Company with respect to Non-Guaranteed Elements so long as the recommendations comply with the written terms of the Covered Insurance Policies, Applicable Law and Actuarial Standards of Practice promulgated by the Actuarial Standard Board governing redetermination of non-guaranteed charges. The

Ceding Company shall establish Non-Guaranteed Elements, taking into account the recommendations of the Reinsurer with respect thereto. The Ceding Company shall fully consider any such recommendations and act reasonably and in good faith in determining whether any such recommendations should be accepted and shall not unreasonably delay implementation of any accepted recommendations more than ten Business Days after such recommendations are provided in writing; PROVIDED, HOWEVER, that the Reinsurer shall indemnify and hold harmless the Ceding Company for Losses arising out of the Ceding Company's acceptance and implementation of the Reinsurer's recommendations in accordance with ARTICLE IX.

       Section 2.5 RESERVES AND LIABILITIES REPORTING. The Reinsurer shall provide to the Ceding Company the reports and information required by Section 5.1(a) of the Administrative Services Agreement within the time frames specified in the Administrative Services Agreement. With respect to the calendar year-end reserves and liabilities with respect to the Covered Insurance Policies, the Reinsurer's appointed actuary shall provide a certification that in his opinion, the reserves and related actuarial values concerning the Covered Insurance
Policies:

             (a) are computed in accordance with presently accepted actuarial standards consistently applied and are fairly stated, in accordance with sound actuarial principles;

             (b) are based on actuarial assumptions which produce reserves at least as great as those called for in any contract provision as to reserve basis and method, and are in accordance with all other policy or contract provisions;

             (c) meet the requirements of the insurance laws and regulations of the Reinsurer's state of domicile and, to the extent applicable regulations of the Reinsurer's state of domicile vary materially from the parallel requirements of the Ceding Company's state of domicile, a good faith estimate of the effects of any such differences and a summary description of the Reinsurer's methodologies used in developing such estimations; and

             (d) have been subjected to satisfactory asset adequacy testing in accordance with applicable regulations.

       Any certification provided pursuant to this SECTION 2.5 is not, and shall not be deemed to constitute, any representation as to the ultimate adequacy or sufficiency of the reserves held by the Ceding Company or the Reinsurer in respect of the Covered Insurance Policies.

       Section 2.6 INSURANCE CONTRACT CHANGES. Except as directed by the Reinsurer or as performed by the Reinsurer (or its duly appointed assignee or delegatee) acting on behalf of the Ceding Company in the Reinsurer's capacity as Administrator and to the extent permitted under the terms of the Administrative Services Agreement, the Ceding Company shall not (a) change the terms or conditions of any Covered Insurance Policy or Existing Reinsurance Agreement, other than for any change required by the terms of any Covered Insurance Policy or Existing Reinsurance Agreement, or by any Governmental Authority or Applicable Law or (b) enter into any settlement of any Covered Insurance Policy or Existing Reinsurance Agreement. If the Reinsured Liabilities under any of the Covered Insurance Policies are changed (a) because of changes made on or after the Effective Time in the terms and conditions of the Covered Insurance Policies or Existing Reinsurance Agreements or settlements in respect of Covered Insurance Policies or Existing Reinsurance Agreements effected by the Reinsurer acting in its capacity as Administrator or at the direction of the Reinsurer, or (b) pursuant to the terms of any Covered Insurance Policies or by reason of the requirements of any Governmental Authority or Applicable Law, the Reinsurer will participate, on the reinsurance basis set forth in SECTION 2.1, and assume one hundred percent (100%) of all Reinsured Liabilities resulting from such changes. With respect to any change that, despite being required by the terms of any Covered Insurance Policies, any Governmental Authority or Applicable Law, the Administrator determines not to implement, the Ceding Company shall, to the extent practicable, prior to the effectiveness of any such change, promptly notify the Reinsurer of such required change and afford the Reinsurer, at the Reinsurer's expense, the opportunity, to the extent practicable, to object to such change under applicable administrative procedures.

       Section 2.7 FOLLOW THE FORTUNES. The Reinsurer's Liability under this Agreement shall commence on the Effective Time, and the Reinsurer's Liability under this Agreement shall, subject to the terms, conditions and limits of this Agreement and the other Transaction Agreements, be subject in all respects to the same risks, terms, rates, conditions, interpretations, assessments, waivers and proportion of Premiums paid to, and the reinsurance recoveries benefiting, the Ceding Company with respect to the Reinsured Liabilities and Covered Insurance Policies, the true intent of this Agreement being that the Reinsurer shall, subject to the terms, conditions, and limits of this Agreement and the other Transaction Agreements, follow the fortunes of the Ceding Company with respect to the Reinsured Liabilities and the Covered Insurance Policies.

                                  ARTICLE III
           TRANSFER OF ASSETS; PAYMENTS; SETTLEMENTS; ADMINISTRATION

      Section 3.1 INITIAL PAYMENTS BY THE CEDING COMPANY.

            (a) As consideration for the Reinsurer's agreement to provide reinsurance pursuant to this Agreement, the Ceding Company will transfer, on the Closing Date, to the Reinsurer, or at the Reinsurer's direction, to the Reinsurer by transfer to the Trust Account, cash and other Eligible Assets listed in SCHEDULE 3.1

      (with such additions or subtractions in accordance with the selection methodology set forth in SCHEDULE 3.1) (the "TRANSFERRED ASSETS") with a Company Statutory Book Value (including investment income due and accrued but excluding the estimated amount of any principal and interest (to the extent included in such valuation) paid or to be paid to the Ceding Company (and not the Reinsurer) following the date of determination as holder of record of such asset on or prior to the Effective Time) as of the last day of the calendar month two calendar months prior to the calendar quarter in which the Closing occurs, unless the Closing occurs on December 31, 2013, in which case, the Transferred Assets will be valued as of November 30, 2013, or in any case as of such other date mutually agreed by the Parties, for purposes of the Closing (the "CLOSING TRANSFERRED ASSET VALUE"), equal to the excess of (i) the Initial Reinsurance Premium determined by reference to the Estimated Closing Statement (the "ESTIMATED INITIAL REINSURANCE PREMIUM") delivered pursuant to the Master Agreement over (ii) the Adjusted Ceding Commission payable by the Reinsurer pursuant to the Master Agreement and SECTION 3.3 of this Agreement. Such payment shall be adjusted following the date hereof in accordance with the mechanics set forth in this SECTION 3.1. On and after the Closing Date, the Ceding Company and the Reinsurer shall execute any additional documents, instruments or conveyances of any kind which may be reasonably necessary to transfer the Transferred Assets, including a customary representations letter with respect to private placement securities included in the Transferred Assets in the form attached hereto as ANNEX C.

            (b) In addition, the Ceding Company hereby sells, assigns, transfers and delivers to the Reinsurer as additional reinsurance premium, effective as of the Effective Time, all of Ceding Company's right, title and interest under the Covered Insurance Policies to receive principal and interest paid on policy loans (other than the portion of any such policy loans that did not constitute admitted assets under SAP as of the Effective Time) free and clear of any liens or other encumbrances.

            (c) The Reinsurer shall, on or before the date that is 90 calendar days after the Closing Date, deliver to the Ceding Company a statement (the "REINSURANCE CLOSING STATEMENT") consisting of calculations in reasonable detail of (i) the Initial Reinsurance Premium, (ii) the Company Statutory Book Value (including investment income due and accrued but excluding the amount of any principal and interest (to the extent included in such valuation) paid or to be paid to the Ceding Company (and not the Reinsurer) following the date of determination as holder of record of such asset on or prior to the Effective Time) as of the Effective Time of the Transferred Assets transferred on the Closing Date pursuant to SECTION 3.1(a) (the "EFFECTIVE TIME TRANSFERRED ASSET VALUE") and (iii) the Initial Reinsurance Premium Adjustment, in the case of (i) and (ii) in the same format as the corresponding components of the Estimated Closing Statement and prepared in accordance with the Closing Statement Methodologies.

            (d) The Reinsurance Closing Statement shall become final, binding and conclusive upon the Ceding Company and the Reinsurer on the sixtieth day following the Ceding Company's receipt of the Reinsurance Closing Statement, unless prior to such sixtieth day the Ceding Company delivers to the Reinsurer a written notice (a "DISPUTE NOTICE") stating that the Ceding Company believes the Reinsurance Closing Statement contains mathematical errors or was not prepared in accordance with the Closing Statement Methodologies and specifying in reasonable detail each item that the Ceding Company disputes (each, a "DISPUTED ITEM"), the amount in dispute for each Disputed Item and the reasons supporting the Ceding Company's positions.

            (e) If the Ceding Company delivers a Dispute Notice, then the Ceding Company and the Reinsurer shall seek in good faith to resolve the Disputed Items during the thirty-day period beginning on the date the Reinsurer receives the Dispute Notice (the "RESOLUTION PERIOD"). If the Reinsurer and the Ceding Company reach agreement with respect to any Disputed Items, the Reinsurer shall revise the Reinsurance Closing Statement to reflect such agreement.

            (f) If the Reinsurer and the Ceding Company are unable to resolve all of the Disputed Items during the Resolution Period, then the Reinsurer and the Ceding Company shall jointly engage and submit the unresolved Disputed Items (the "UNRESOLVED ITEMS") to the Transaction Consultant. The Reinsurer, on the one hand, and the Ceding Company, on the other hand, shall promptly (and in any event within 10 Business Days) after the Transaction Consultant's engagement, each submit to the Transaction Consultant their respective computations of the Unresolved Items still in dispute and information, arguments and support for their respective positions, and shall concurrently deliver a copy of such materials to the other party. Each party shall then be given an opportunity to supplement the information, arguments and support included in its initial submission with one additional submission to respond to any arguments or positions taken by the other party in such other party's initial submission, which supplemental information shall be submitted to the Transaction Consultant (with a copy thereof to the other party) within five Business Days after the first date on which both parties have submitted their respective initial submissions to the Transaction Consultant. The Transaction Consultant shall thereafter be permitted to request additional or clarifying information from the parties, and each of the parties shall use its reasonable best efforts to furnish to the Transaction Consultant such work papers and other documents and information pertaining to the Unresolved Items as the Transaction Consultant may reasonably request. The Transaction Consultant shall act as an arbitrator to determine, based solely on presentations by the Reinsurer and the Ceding Company and not by independent review, only the Unresolved Items still in dispute. The Reinsurer and the Ceding Company shall use their reasonable best efforts to cause the Transaction Consultant to issue its written determination regarding the Unresolved Items within thirty days after such items are submitted for review. The Transaction Consultant shall make a determination with respect to the Unresolved Items only in a manner consistent with this SECTION 3.1 and the Closing Statement Methodologies, and in no event shall the Transaction Consultant's determination of the Unresolved Items be for an amount that is outside the range of the Reinsurer's and the Ceding Company's disagreement. The determination of the Transaction Consultant shall be final, binding and conclusive upon the Reinsurer and the Ceding Company absent manifest error, and the Reinsurer shall revise the Closing Statement to reflect such determination upon receipt thereof. The fees, expenses and costs of the Transaction Consultant shall be borne equally by the Reinsurer and the Ceding Company.

            (g) Each Party shall use its reasonable best efforts to provide promptly to the other party all information and reasonable access to employees as the other Party shall reasonably request in connection with review of the Reinsurance Closing Statement or the Dispute Notice, as the case may be, including all work papers of the accountants who audited, compiled or reviewed such statements or notices (subject to the requesting Party and its representatives entering into reasonable customary undertakings required by the other Party's accountants in connection therewith), and shall otherwise cooperate in good faith with the other Party to arrive at a final determination of the Reinsurance Closing Statement.

            (h) In the event that the Initial Reinsurance Premium Adjustment is positive, then the Ceding Company shall, within 2 Business Days of the determination pay to the Reinsurer an amount of cash equal to the Initial Reinsurance Premium Adjustment, together with interest thereon from and including the Closing Date to but not including the date of such transfer, computed at the Interest Rate by wire transfer of immediately available funds to an account designated by the Reinsurer.

            (i) In the event that the Initial Reinsurance Premium Adjustment is negative, then the Reinsurer shall, within 2 Business Days of the determination thereof, transfer to the Ceding Company an amount of cash equal to the absolute value of the Initial Reinsurance Premium Adjustment, together with interest thereon from and including the Closing Date to but not including the date of such transfer, computed at the Interest Rate, by wire transfer of immediately available funds to an account designated by the Ceding Company.

      Section 3.2 ADDITIONAL PAYMENTS BY THE CEDING COMPANY.

            (a) As additional consideration for the reinsurance provided herein effective as of the Effective Time, the Ceding Company hereby sells, assigns, transfers and delivers to the Reinsurer as premium hereunder all of its rights, title and interest in one hundred percent (100%) of all of the following amounts actually received or receivable from and after the Effective Time by the Ceding Company or the Reinsurer, whether in its role as reinsurer hereunder or as Administrator, with respect to the Covered Insurance Policies (other than with respect to Net Retained Liabilities) (items (i) through (iv) below, collectively, the "RECOVERIES"):

                  (i) Premiums;

                  (ii) Reinsurance Recoveries;

                  (iii) Without duplication, all charges, fees, indemnification, revenue-sharing or other payments made to the Ceding Company attributable to the use of any mutual fund organization's mutual funds as funding vehicles to the extent attributable to the Covered Insurance Policies (other than with respect to Net Retained Liabilities), including, but not limited to, management fees, marketing fees, 12b-1 fees, record-keeping fees, policy loan fees, mortality and expense risk charges, administrative expense charges, administrative services fees, rider charges, contract maintenance charges, back-end sales loads and other considerations billed separately, and amounts for the pre-Tax amount of any expense reimbursement;

                  (iv) all amounts that are transferrable from the Separate
            Accounts or the Shared Separate Account to the general account of the Ceding Company in respect of the Covered Insurance Policies; and

                  (v) without duplication, all other payments, collections,
            releases of funds to the Ceding Company and recoveries relating to the Reinsured Liabilities or the Covered Insurance Policies (other than with respect to Net Retained Liabilities), including all premiums, payments, reimbursements, interest or other amounts that the Ceding Company receives in connection with any reinstatement or reissuance of a Covered Insurance Policy or any conversion, exchange or replacement policy that is reinsured under this Agreement.

      The Ceding Company agrees to execute and record all additional documents and take all other steps reasonably requested by the Reinsurer to effectuate such transfer to the Reinsurer. Direct receipt by the Reinsurer, including in its role as Administrator under the Administrative Services Agreement, or any of its Affiliates of any such amounts shall satisfy the Ceding Company's obligations to transfer any such amount to the Reinsurer hereunder. Notwithstanding anything herein to the contrary, the Ceding Company is not selling, assigning, transferring, or delivering to the Reinsurer, and Reinsurer shall have no right, title or interest in, amounts recoverable or receivable from reinsurers under the Existing Reinsurance Agreements in respect of the Covered Insurance Policies as of the Effective Time or the amount of uncollected Premiums and deferred Premiums as of the Effective Time, in each case to the extent such amounts did not constitute admitted assets as of the Effective Time.

            (b) The Ceding Company hereby and pursuant to the Administrative Services Agreement appoints the Reinsurer as its agent to collect all Recoveries in the Ceding Company's name. The Ceding Company agrees and acknowledges that the Reinsurer and its permitted assigns and delegatees are entitled to enforce, in the name of the Ceding Company, all rights at law or in equity or good faith claims of the Ceding Company with respect to such Recoveries. If necessary for such collection, the Ceding Company shall reasonably cooperate, at the Reinsurer's expense, in any litigation or other dispute resolution mechanism relating to such collection. The Parties acknowledge and agree that the Reinsurer shall be responsible for and has hereby assumed the financial risk of any uncollected or uncollectible Recoveries. To the extent that the Ceding Company recovers any Recoveries from any third party attributable to the Covered Insurance Policies, the Ceding Company shall, in accordance with SECTION 3.4, transfer such amounts to the Reinsurer, together with any pertinent information that the Ceding Company may have relating thereto.

      Section 3.3 PAYMENTS BY THE REINSURER. In consideration of the Ceding Company's cession of the Covered Insurance Policies to the Reinsurer hereunder, the Reinsurer shall (a) pay to the Ceding Company, on the Closing Date, the Adjusted Ceding Commission in the manner contemplated in SECTION 3.1 and (b) pay and discharge, or indemnify the Ceding Company for the payment and discharge of, all Reinsured Liabilities which are or which become due and payable by the Reinsurer under the terms of this Agreement and the Administrative Services Agreement at or at any time after the Effective Time.

      Section 3.4 NET SETTLEMENT.

            (a) During the term of this Agreement, a settlement amount between the Ceding Company and the Reinsurer as of the last day of each Quarterly Accounting Period (the "NET SETTLEMENT") shall be calculated by the Reinsurer in accordance with clause (b) below, and a statement setting forth details of such calculation (the "SETTLEMENT STATEMENT") in the form as set forth in EXHIBIT B hereto shall be delivered by the Reinsurer to the Ceding Company not later than thirty (30) calendar days after the end of each Quarterly Accounting Period. If the amount of the Net Settlement for a Quarterly Accounting Period is positive, the Reinsurer shall pay the absolute value of such amount to the Ceding Company at the time it delivers the Settlement Statement for such Quarterly Accounting Period to the Ceding Company. If the amount of the Net Settlement for a Quarterly Accounting Period is negative, the Ceding Company shall pay such amount to the Reinsurer within five (5) Business Days of its receipt of the Settlement Statement for such Quarterly Accounting Period.

            (b) The Net Settlement with respect to any Quarterly Accounting Period for the reinsurance covered hereunder is equal to the following:

                  (i) the Reinsured Liabilities actually paid by the Ceding
            Company during such Quarterly Accounting Period, PLUS

                  (ii) the Reinsurance Premium actually paid by the Ceding
            Company during such Quarterly Accounting Period, MINUS

                  (iii) the Recoveries actually received by the Ceding Company during such Quarterly Accounting Period.

            (c) For the avoidance of doubt, to the extent that the Reinsurer makes any direct payments to or on behalf of the Ceding Company in respect of Reinsured Liabilities or the Reinsurance Premiums in respect of a Quarterly Accounting Period prior to the completion of the relevant Net Settlement process, whether in its capacity as the Administrator or otherwise, the amount of any such payments shall be excluded from the Net Settlement. In addition, to the extent the Reinsurer receives any Recoveries in respect of a Quarterly Accounting Period prior to the completion of the relevant Net Settlement process, whether in its capacity as the Administrator or otherwise, the amount of any such Recoveries received shall be excluded from the Net Settlement. To the extent that the Ceding Company receives any Recoveries in respect of a Quarterly Settlement Period and remits such Recoveries to the Reinsurer under the terms of the Administrative Services Agreement prior to the completion of the relevant Net Settlement process, the amount of such Recoveries so remitted shall be excluded from the Net Settlement.

       Section 3.5 DELAYED PAYMENTS. If there is a delayed settlement of any payment due hereunder, interest will accrue on such payment at the Interest Rate until settlement is made. For purposes of this SECTION 3.5 a payment will be considered overdue, and such interest will begin to accrue, on the first day immediately following the date such payment is due. For greater clarity, a payment shall be deemed to be due hereunder on the last date on which such payment may be timely made under the applicable provision.

      Section 3.6 OFFSET AND RECOUPMENT RIGHTS. Any debits or credits incurred on or after the Effective Time in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement are deemed mutual debits or credits and may be set off and recouped, and only the net balance shall be allowed or paid. In the event of any insolvency, rehabilitation, conservatorship or comparable proceeding by or against the Ceding Company or the Reinsurer, the rights of offset and recoupment set forth in this SECTION 3.6 shall apply to the fullest extent permitted by Applicable Law.

      Section 3.7 ADMINISTRATION. Pursuant to the terms of the Administrative Services Agreement but subject to the Transition Services Agreement, the Reinsurer, in its capacity as Administrator, will administer the Covered Insurance Policies, the Existing Reinsurance Agreements, the Separate Accounts and the Shared Separate Account to the extent provided in the Administrative Services Agreement.

      Section 3.8 CERTAIN REPORTS.

            (a) Not later than sixty (60) calendar days after the end of each calendar year, and forty-five (45) days after the end of any calendar quarter, the Reinsurer shall provide to the Ceding Company a calculation of the RBC Ratio of the Reinsurer as of the last day of such calendar year or quarter, as applicable. Each such calculation shall include reasonable supporting detail with respect to such calculation.

            (b) The Reinsurer shall provide written notice of the occurrence of any Recapture Triggering Event within two (2) Business Days after its occurrence or its calculation of the RBC Ratio which would result in a Recapture Triggering Event. In addition, the Reinsurer shall cooperate fully with the Ceding Company and promptly respond to the Ceding Company's reasonable inquiries from time to time concerning the determination of whether a Recapture Triggering Event has occurred.

            (c) At the Ceding Company's request, the Reinsurer shall provide the Ceding Company with its annual and quarterly Statutory Financial Statements and a copy of its annual audited Statutory Financial Statements along with the audit report thereon.

      Section 3.9 BOOKS AND RECORDS. The Reinsurer shall, and shall cause its Affiliates to, preserve, until such date as may be required by the Reinsurer's standard document retention policies (or such other later date as may be required by Applicable Law), all books and records related to the Covered Insurance Policies. During such period, upon any reasonable request from the Ceding Company or its representatives, the Reinsurer shall (a) provide to the Ceding Company and its representatives reasonable access to such books and records during normal business hours; PROVIDED that such access shall not unreasonably interfere with the conduct of the business of the Reinsurer, and (b) permit the Ceding Company and representatives to make copies of such records, in each case of (a) and (b), at the sole cost of the Ceding Company or its representatives. Such books and records may be sought under this SECTION 3.9 by the Ceding Company for any reasonable purpose, including to the extent reasonably required in connection with accounting, litigation, securities law disclosure or other similar purpose. Notwithstanding the foregoing, any and all such books and records may be destroyed by the Reinsurer if the Reinsurer sends to the Ceding Company written notice of its intent to destroy such records, specifying in reasonable detail the contents of the records to be destroyed; such records may then be destroyed after the sixtieth (60th) day following such notice unless the Ceding Company notifies the Reinsurer that it desires to obtain possession of such records, in which event the Reinsurer shall transfer the records to the Ceding Company and the Ceding Company shall pay all reasonable expenses of the Reinsurer in connection therewith.

       Section 3.10 ASSUMPTION REINSURANCE; CONVERSIONS. Subject to compliance with Section 5.14(d) of the Master Agreement, the Reinsurer shall have the right, but not the obligAtion, to the extent permitted by Applicable Law, (a) to replace, in whole or in part, the Covered Insurance Policies with evidences of coverage issued by the Reinsurer or an Affiliate of the Reinsurer, (b) to issue policies by the Reinsurer or an Affiliate of Reinsurer upon the exercise by a policyholder of a conversion right under a Covered Insurance Policy, in lieu of a conversion policy issued by the Ceding Company or (c) to assume and novate, in whole or in part, some or all of the Covered Insurance Policies so as to substitute the Reinsurer or an Affiliate of the Reinsurer as the insurer directly liable to the payees under such Covered Insurance Policies; PROVIDED that, in each case, the Reinsurer or the applicable Affiliate of the Reinsurer pays to the Affiliated Distributor of the replaced, replaced in lieu of converted or novated Covered Insurance Policy commissions in accordance with
Section 5.14(d) of the Master Agreement. The Ceding Company shall, upon the Reinsurer's request, cooperate with the Reinsurer and take all actions reasonably requested by the Reinsurer to cause such replacements, conversions or assumptions and novations of the Covered Insurance Policies by the Reinsurer or an Affiliate of the Reinsurer. Any costs and expenses of such replacements, conversions or assumptions and novations shall be borne by the Reinsurer and the Reinsurer shall reimburse the Ceding Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Ceding Company or its Affiliates in connection with such replacements, conversions or assumptions and novations.

Section 3.11 SECURITY INTEREST.

      (a) The Parties intend the Ceding Company's assignment pursuant to the first sentence of SECTION 3.2(A) to be a present assignment of all of the Ceding Company's rights, title and interest and not an assignment as collateral. However, to the extent that such assignment is not recognized as a present assignment, is not valid or is recharacterized as a pledge rather than a lawful conveyance to the Reinsurer, the Ceding Company does hereby grant, bargain, sell, convey, assign and otherwise pledge to the Reinsurer all of the Ceding Company's now owned and hereafter acquired or arising, whether governed by
Article 9 of the UCC or other law, wherever located, and all proceeds and products thereof, right, title and interest, if any (legal, equitable or otherwise) to all Recoveries (and any lockbox or account set up for the receipt of the Recoveries after the Effective Time) (the "RECOVERIES COLLATERAL") to secure all of the Ceding Company's obligations under this Agreement.

      (b) Upon the failure of the Ceding Company to fully perform any of its material obligations under this Agreement, which failure remains uncured ten
(10) days after written notice thereof is received by the Ceding Company, the Reinsurer shall have, in addition to all other rights under this Agreement or under Applicable Law, the following rights:

            (i) the right to exercise all rights and remedies granted a secured party under the Uniform Commercial Code, as said code has been enacted in the State of Arizona, the State of Tennessee, or any other applicable jurisdiction (the "UCC"), as though all the Recoveries Collateral constituted property subject to a security interest under Article 9 thereof;

            (ii) the right to set off;

            (iii) the right to intercept and retain monies and property in any lockbox or account set up for the receipt of Recoveries and otherwise;

            (iv) without giving rise to any right to double recovery under this
      SECTION 3.11, the right to reasonable attorneys' fees incurred in connection with the enforcement of this Agreement or in connection with disposition of the Recoveries Collateral; and

            (v) the right to dispose of the Recoveries Collateral.

      (c) This SECTION 3.11 is being included in this Agreement to ensure that, if an insolvency or other court determines that, notwithstanding the provisions of this Agreement, including SECTION 3.2(a), and the express intent of the parties in entering into this Agreement, the Ceding Company retained ownership of or any rights in the Recoveries Collateral, the Reinsurer's rights to the Recoveries Collateral are protected with a first priority, perfected security interest, and it is the intent of the Parties that this SECTION 3.11 be interpreted as such.

      (d) Nothing contained herein shall be construed to support the conclusion that the Ceding Company will retain any ownership of or any rights in the Recoveries Collateral after the Effective Time or to support the conclusion that the Reinsurer does not acquire full ownership thereof as of the Effective Time.

      (e) The Ceding Company shall execute and deliver and the Reinsurer is authorized to execute and deliver any and all financing statements reasonably requested by the Reinsurer to the extent that it may appear appropriate to the Reinsurer to file such financing statements in order to perfect the Reinsurer's title under Article 9 of the UCC to any and all Recoveries Collateral and the Ceding Company shall do such further acts and things as the Reinsurer may request in order that the security interest granted hereunder may be maintained as a first perfected security interest.

      Section 3.12 BANK ACCOUNTS. During the term of this Agreement, the Reinsurer may maintain accounts with banking institutions with respect to the Covered Insurance Policies (the "BANK ACCOUNTS"). The Reinsurer may open one or more new Bank Accounts or, at the request of the Reinsurer, the Ceding Company shall cooperate with the Reinsurer to identify and transfer to the Reinsurer, as fiduciary of the Ceding Company, control over existing bank accounts of the Ceding Company that were used by the Ceding Company exclusively in the administration of the Covered Insurance Contracts prior the Effective Time. The Reinsurer shall have the exclusive authority over the Bank Accounts including, without limitation, the exclusive authority to (a) open the Bank Accounts in the name of the Ceding Company, (b) designate the authorized signatories on the Bank Accounts, (c) issue drafts on and make deposits in the Bank Accounts in the name of the Ceding Company, (d) make withdrawals from the Bank Accounts and (e) enter into agreements with respect to the Bank Accounts on behalf of the Ceding Company; PROVIDED, that in no event shall the Ceding Company be responsible for any fees, overdraft charges or other payments, liabilities or obligations with respect to any such Bank Accounts or be obligated to provide funding for the Bank Accounts. The Ceding Company shall do all things necessary at the Reinsurer's expense to (x) enable and authorize the Reinsurer to use the Ceding Company's existing lockboxes with respect to the Covered Insurance Policies and
(y) to enable the Reinsurer to open and maintain the Bank Accounts including, without limitation, executing and delivering such depository resolutions and other documents as may be requested from time to time by the banking institutions. The Ceding Company agrees that without the

Reinsurer's prior written consent it shall not make any changes to the authorized signatories on the Bank Accounts nor attempt to withdraw any funds therefrom. Notwithstanding the foregoing, pursuant to the Administrative Services Agreement, the Reinsurer and the Company will establish accounts separate from the Bank Accounts for the administration of the Net Retained Liabilities Policies.

                                   ARTICLE IV
                               LICENSES; SECURITY

      Section 4.1 LICENSES. At all times during the term of this Agreement, the Reinsurer shall (i) hold and maintain all licenses and authorizations required by the Ceding Company Domiciliary State so that the Ceding Company may receive Reserve Credit or (ii) establish and maintain at its expense security in the form of letters of credit, assets held in a reinsurance trust or a combination thereof in a manner required by the Ceding Company Domiciliary State so that the Ceding Company may receive Reserve Credit.

      Section 4.2 SECURITY.

            (a) During the term of this Agreement until such time as a Trust Account is no longer required pursuant to SECTION 4.7, as security for the payment of amounts due the Ceding Company under this Agreement, the Reinsurer, as grantor, shall establish and maintain the Trust Account with a trustee reasonably acceptable to the Ceding Company naming the Ceding Company as sole beneficiary thereof. Concurrently with the execution of this Agreement, on the Closing Date, the Reinsurer shall deposit into the Trust Account Eligible Assets with a Reinsurer Statutory Book Value (including investment income due and accrued) equal to the Required Balance as of the Effective Time (calculated based on the Estimated Closing Statement). All transfers to and withdrawals from the Trust Account shall be in accordance with and subject to the requirements set forth in the Trust Agreement; PROVIDED that, in addition to the requirements set out in the Trust Agreement, the Reinsurer shall transfer amounts to, and withdraw amounts from, the Trust Account as set forth in
      SECTION 4.6.

      Section 4.3 TRUST ACCOUNT AND SETTLEMENTS. The trustee shall hold assets in the Trust Account pursuant to the terms of the Trust Agreement.

      Section 4.4 INVESTMENT OF TRUST ASSETS. The assets held in the Trust Account shall be valued at their Reinsurer Statutory Book Value (including investment income due and accrued). The assets that may be held in the Trust Account shall consist of cash and investments consistent with the investment guidelines as set forth on EXHIBIT C (the assets pursuant to this sentence being the "ELIGIBLE ASSETS").

      Section 4.5 DEPOSIT OF ASSETS. Prior to depositing assets in the Trust Account, the Reinsurer will execute assignments or endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Ceding Company, or the trustee upon the direction of the Ceding Company, may whenever necessary negotiate these assets without the consent or signature from the Reinsurer or any other entity.

      Section 4.6 ADJUSTMENT OF SECURITY AND WITHDRAWALS. Subject to SECTION 4.7, the amount of security provided by the Reinsurer shall be adjusted following the end of each Quarterly Accounting Period to be equal to the Required Balance as of the end of such Quarterly Accounting Period (such amounts to be calculated by the Reinsurer and a report thereof to be furnished to the Ceding Company no later than the thirtieth (30th) calendar day following the end of such Quarterly Accounting Period) as follows.

            (a) If the aggregate Reinsurer Statutory Book Value of the Eligible Assets held in the Trust Account at the end of any Quarterly Accounting Period is less than the Required Balance, calculated based on the most recent Quarterly Accounting Period report, the Reinsurer shall, no later than ten (10) Business Days following delivery of the relevant report, transfer additional Eligible Assets to the Trust Account so that the aggregate Reinsurer Statutory Book Value of the Eligible Assets held in the Trust Account is not less than the Required Balance as of the end of such Quarterly Accounting Period.

            (b) If the aggregate Reinsurer Statutory Book Value of the Eligible Assets in the Trust Account at the end of any Quarterly Accounting Period exceeds the Required Balance, calculated based on the most recent Quarterly Accounting Period report, then the Reinsurer shall have the right to withdraw the excess from the Trust Account in accordance with the terms of the Trust Agreement.

            (c) The report required to be delivered by the Reinsurer as described in this SECTION 4.6 shall include a listing of each asset in the Trust Account and the Reinsurer Statutory Book Value of each such asset as of the end of the relevant Quarterly Accounting Period and indicate if any such asset is not an Eligible Asset.

            (d) WITHDRAWALS BY THE CEDING COMPANY. The Ceding Company may withdraw the assets held in the Trust Account only in accordance with the terms of the Trust Agreement. The amount of any withdrawal from the Trust Account in excess of amounts permitted under the terms of the Trust Agreement shall be deemed maintained in a constructive trust for the benefit of the Reinsurer and promptly returned to the Reinsurer.

      Section 4.7 TERMINATION OF TRUST ACCOUNT. Notwithstanding anything to the contrary herein, if the report required to be delivered by the Reinsurer as described in SECTION 4.6 with respect to any Quarterly Accounting Period demonstrates that the sum of the Required Balance plus the amount of any outstanding Financed Amounts is less than or equal to $50,000,000, then (i) the Reinsurer and the Ceding Company shall promptly deliver a Notice of Minimum Balance to the Trustee and (ii) the Reinsurer shall have no further obligation to maintain any assets in the Trust Account pursuant to this Agreement.

      Section 4.8 RBC EVENT. Notwithstanding anything to the contrary herein, if the Reinsurer's RBC Ratio falls below 150% as of a calendar quarter-end and the Reinsurer has not cured such shortfall as of the forty-fifth (45th) calendar day following such calendar quarter-end, then the security provided by the Reinsurer shall be adjusted following the end of each Quarterly Accounting Period thereafter to ensure that the Fair Market Value of Eligible Assets held in the Trust Account at the end of any Quarterly Accounting Period is at least equal to the Required Balance and all references in this ARTICLE IV to "Reinsurer Statutory Book Value" shall be deemed references to "Fair Market Value"; PROVIDED, HOWEVER, that if the Reinsurer's RBC Ratio equals or exceeds 200% as of any subsequent calendar quarter-end, then the security provided by the Reinsurer shall adjust again such that following the end of each Quarterly Accounting Period thereafter, the Reinsurer need only ensure that the Reinsurer Statutory Book Value of Eligible Assets held in the Trust Account at the end of such Quarterly Accounting Period is at least equal to the Required Balance and all references in this ARTICLE IV that were deemed references to "Fair Market Value" pursuant to this SECTION 4.8 shall again refer to "Reinsurer Statutory Book Value".

                                   ARTICLE V
                  OVERSIGHTS; COOPERATION; REGULATORY MATTERS

      Section 5.1 OVERSIGHTS. Unintentional or inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either Party from any Liability which would have attached had such delay, error or omission not occurred; and both Parties shall be restored as closely as possible to the positions they would have occupied if no delay, error or omission had occurred, PROVIDED that, in all cases, such error or omission is rectified as soon as reasonably practicable after discovery by the Party making such error or omission or responsible for such delay, and PROVIDED, FURTHER, that said responsible Party shall be responsible for any additional Liability which attaches as a result.

      Section 5.2 COOPERATION. Each Party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.

      Section 5.3 REGULATORY MATTERS. Solely to the extent not otherwise covered by the Administrative Services Agreement, if the Ceding Company or the Reinsurer receives notice of, or otherwise becomes aware of, any inquiry, investigation or proceeding from or at the direction of a Governmental Authority relating to or affecting the Covered Insurance Policies that would reasonably be expected to have an adverse effect on the other Party, the Ceding Company or the Reinsurer, as applicable, shall promptly notify the other Party thereof, whereupon the Parties, at their own expense, shall cooperate in good faith and use their respective commercially reasonable efforts to resolve such matter in a mutually satisfactory manner, in light of all the relevant business, regulatory and legal facts and circumstances.

                                   ARTICLE VI
                                    DAC TAX

      Section 6.1 ELECTION. The parties hereto shall make the election provided in Section 1.848-2(g)(8) of the Treasury Regulations under Section 848 of the Code. The specifics of this election are as follows:

            (a) The Ceding Company and the Reinsurer shall make the following election pursuant to Section 1.848-2(g)(8) of the Treasury Regulations under Section 848 of the Code. This election shall be effective for the first year in which this Agreement is effective and for all subsequent taxable years for which this Agreement remains in effect. Each party hereto shall make the election by timely attaching to its tax returns the schedule required by Section 1.848-2(g)(8)(ii) of such Regulation.

            (b) The terms used in this ARTICLE VI, and not otherwise defined in this Agreement, are defined by reference to Treasury Regulation Section 1.848-2 in effect on the date this Agreement is executed.

            (c) The party hereto with the net positive consideration for this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

            (d) Both parties hereto shall exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

            (e) The Reinsurer shall submit a schedule to the Ceding Company by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations shall be accompanied by a statement signed by an officer of the Reinsurer stating that the Reinsurer shall report such net consideration in its tax return for the preceding calendar year.

            (f) The Ceding Company may contest such calculation by providing an alternative calculation to the Reinsurer in writing within 30 calendar days of Ceding Company's receipt of the Reinsurer's calculation. If the Ceding Company does not so notify the Reinsurer, the Ceding Company shall report the net consideration as determined by the Reinsurer in the Ceding Company's tax return for the previous calendar year.

            (g) If the Ceding Company contests the Reinsurer's calculation of the net consideration, the parties hereto shall act in good faith to reach an agreement as to the correct amount within 30 calendar days of the date the Ceding Company submits its alternative calculation. If the Reinsurer and the Ceding Company reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year. If the Reinsurer and the Ceding Company do not reach agreement on the calculation of net consideration with such 30 day period, then the net consideration for the preceding calendar year shall be determined by an independent accounting firm in accordance with SECTION 10.4.

      Section 6.2 UNITED STATES TAX STATUS REPRESENTATION. Each of the Parties represents and warrants that it is subject to United States taxation under the provisions of Subchapter L of Chapter 1 of Subtitle A of the Code.

      Section 6.3 BREACH OF REPRESENTATION. Should either Party breach the representation and warranty of Tax status set forth in this Article, the breaching Party agrees to indemnify and hold the non-breaching Party, its directors, officers, employees, agents, and shareholders harmless from all Liability, loss, damages, fines, penalties, interest, and reasonable attorney's fees, which the non-breaching Party, its directors, officers, employees, agents, and shareholders may sustain by reason of such breach.

                                  ARTICLE VII
                                   INSOLVENCY

       Section 7.1 INSOLVENCY OF THE CEDING COMPANY. In the event of the insolvency of the Ceding Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Ceding Company or to its statutory liquidator, receiver or statutory successor on the basis of the Liability of the Ceding Company under the Covered Insurance Policies without diminution because of the insolvency of the Ceding Company except: (1) where this Agreement specifically provides for the Reinsurer to make payment to the payees under the Covered Insurance Policies in the event of the insolvency of the Ceding Company; or (2) where the Reinsurer, with the consent of the direct insured, has assumed the policy obligations of the Ceding Company as direct obligations of the Reinsurer to the payees under a Covered Insurance Policy and in substitution for the obligations of the Ceding Company to the payees.

      Section 7.2 CUT-THROUGH.

            (a) In the event the Ceding Company does not pay amounts otherwise payable under a Covered Insurance Policy as a result of a court of competent jurisdiction or the state insurance regulatory authority in the Ceding Company's domiciliary state issuing an order finding the Ceding Company to be insolvent or entering an order to the Ceding Company which legally prohibits the Ceding Company from paying amounts otherwise payable under a Covered Insurance Policy because of the Ceding Company's financial condition, then the Reinsurer may elect to pay on behalf of the Ceding Company 100% of any Reinsured Liabilities payable by the Ceding Company under the Covered Insurance Policy that has not been previously paid by the Ceding Company, subject always to the other terms, conditions, exclusions and limitations of the Covered Insurance Policy. If the Reinsurer elects to make such payment in accordance with the preceding sentence, the Reinsurer shall make such payment directly to the insured under the Covered Insurance Policy (such party entitled to payment, the "PAYEE"). The Reinsurer shall be deemed to have all the rights of the Ceding Company and be subrogated to all the rights of the Ceding Company to the extent of such payment. Any such payment by the Reinsurer shall be used to discharge the Ceding Company from its related payment obligation under the subject Covered Insurance Policy and shall be treated as a payment by the Ceding Company for all purposes.

            (b) The Reinsurer shall have no obligation to indemnify the Ceding Company for amounts paid or payable by the Ceding Company in respect of a Covered Insurance Policy to the extent of any payments made by the Reinsurer to the applicable Payee of such Covered Insurance Policy in accordance with SECTION 7.2(a), and the Reinsurer shall be discharged of its payment obligations to the Ceding Company, or to its conservator, rehabilitator, receiver, liquidator or statutory successor, under this Agreement to the extent of such payments.

                                  ARTICLE VIII
                              DURATION; RECAPTURE

      Section 8.1 DURATION. This Agreement shall continue in force until such time as (i) the Ceding Company's Liability arising out of or related to all Covered Insurance Policies reinsured hereunder is terminated in accordance with their respective terms, (ii) the Ceding Company has elected to recapture the reinsurance of Covered Insurance Policies in full in accordance with SECTION 8.3(a) or (iii) the Reinsurer has elected to terminate this Agreement in accordance with SECTION 8.3(b).

       Section 8.2 SURVIVAL. Notwithstanding the other provisions of this
ARTICLE VIII, the terms and conditions of ARTICLES I, VI and IX and the provisions of SECTION 10.1, Section 10.3, SECTION 10.6, and ERROR! REFERENCE SOURCE NOT FOUND. shall remain in full force and effect after the termination of this Agreement.

      Section 8.3 RECAPTURE.

            (a) Upon the occurrence of a Recapture Triggering Event, the Ceding Company shall have the right (but not the obligation) to recapture all, and not less than all, of the reinsurance ceded under this Agreement, by providing the Reinsurer with written notice of its intent to effect recapture. Recapture of the Covered Insurance Policies shall be effective on the tenth day following the day on which the Ceding Company has provided the Reinsurer with such notice (the "RECAPTURE DATE").

            (b) Upon the occurrence of a Reinsurer Termination Event, the Reinsurer shall have the right (but not the obligation) to terminate this Agreement by providing the Ceding Company with written notice of its intent to effect a termination of this Agreement. The termination of this Agreement shall be effective on the tenth day following the day on which the Reinsurer has provided the Ceding Company with such notice (the "REINSURER TERMINATION DATE").

            (c) Following a recapture pursuant to SECTION 8.3(a) or a termination pursuant to SECTION 8.3(b), subject to the payment obligations described in SECTION 8.4, both the Ceding Company and the Reinsurer will be fully and finally released from all rights and obligations under this Agreement in respect of the Covered Insurance Policies. Following the consummation of the recapture or termination, (i) no additional Premiums or other amounts payable under such Covered Insurance Policies shall be payable to the Reinsurer hereunder, (ii) the Reinsurer shall have no further right to receive any Recoveries, (iii) the Reinsurer shall have no further right to receive principal and interest paid on policy loans in respect of the Covered Insurance Policies and (iv) the Reinsurer shall have no further obligation to pay any Reinsured Liabilities or other amounts hereunder.

            (d) Notwithstanding the remedies contemplated by this ARTICLE VIII or the other Transaction Agreements, (i) the Ceding Company may, in its sole discretion, require direct payment by the Reinsurer and (ii) the Reinsurer may, in its sole discretion, require direct payment by the Ceding Company, of any sum in default under this Agreement or any other Transaction Agreement in lieu of exercising the remedies in ARTICLE VIII, and it shall be no defense to any such claim that the Ceding Company or the Reinsurer might have had other recourse.

      Section 8.4 RECAPTURE PAYMENTS. In connection with a recapture or termination pursuant to SECTION 8.3, the Reinsurer shall prepare a settlement statement within fifteen (15) calendar days of the Recapture Date or the Reinsurer Termination Date, as applicable (the "TERMINAL SETTLEMENT STATEMENT") setting forth the terminal settlement calculated in accordance with EXHIBIT D for the Terminal Accounting Period (the "TERMINAL SETTLEMENT"). If the amount of the Terminal Settlement for the Terminal Accounting Period is positive, the Ceding Company shall pay such amount to the Reinsurer within five (5) calendar days of its receipt of the Terminal Settlement Statement. If the amount of the Terminal Settlement for the Terminal Accounting Period is negative, the Reinsurer shall pay the absolute value of such amount to the Ceding Company at the time it delivers the Terminal Settlement Statement to the Ceding Company. In addition, following the Recapture Date or the Reinsurer Termination Date, as applicable, the Trust Account shall be terminated and any remaining amounts in trust pursuant to SECTION 4.3 shall be released to the Reinsurer after the full satisfaction of the Terminal Settlement pursuant to the Terminal Settlement Statement. The Ceding Company shall promptly take all actions, including providing written consent to the Trustee, to permit such termination of the Trust Account and release of such assets to the Reinsurer.

      Section 8.5 NOVATION OF EXISTING REINSURANCE AGREEMENT FOLLOWING RECAPTURE OR TERMINATION. In connection with any recapture or termination under SECTION
8.3 of this Agreement, the Reinsurer shall cooperate with the Ceding Company and use commercially reasonable efforts to seek to novate the Existing Reinsurance Agreements (to the extent such Existing Reinsurance Agreements cover the Covered Insurance Policies) that have been novated to the Reinsurer to the Ceding Company with effect as of the Recapture Date or Reinsurer Termination Date, as applicable, whereupon the Ceding Company shall have the benefits and obligations under such Existing Reinsurance Agreements, in each case as of the Recapture Date or the Reinsurer Termination Date, as applicable.

                                   ARTICLE IX
                          INDEMNIFICATION; DISCLAIMER

      Section 9.1 REINSURER'S OBLIGATION TO INDEMNIFY. The Reinsurer hereby agrees to indemnify, defend and hold harmless the Ceding Company and its Affiliates and their respective officers, directors, stockholders, employees, representatives, successors and assigns (collectively, the "CEDING COMPANY INDEMNIFIED PARTIES") from and against any and all Losses incurred by the Ceding Company Indemnified Parties to the extent arising from (i) any breach by the Reinsurer of the covenants and agreements of the Reinsurer contained in this Agreement, (ii) written instructions or objections of the Reinsurer pursuant to
SECTION 2.3(c) or SECTION 2.4, (iii) any Reinsurer Extra-Contractual Obligations and (iv) any successful enforcement of this indemnity.

      Section 9.2 CEDING COMPANY'S OBLIGATION TO INDEMNIFY. The Ceding Company hereby agrees to indemnify, defend and hold harmless the Reinsurer and its Affiliates and their respective officers, directors, stockholders, employees, representatives, successors and assigns (collectively, the "REINSURER INDEMNIFIED PARTIES") from and against any and all Losses incurred by the Reinsurer Indemnified Parties to the extent arising from (i) any breach by the Ceding Company of the covenants and agreements of the Ceding Company contained in this Agreement, (ii) all Excluded Liabilities, (iii) all Net Retained Liabilities, and (iv) any successful enforcement of this indemnity.

      Section 9.3 THIRD PARTY CLAIM PROCEDURES.

            (a) In the event that any Reinsurer Indemnified Party or Ceding Company Indemnified Party (an "INDEMNIFIED PARTY") determines to assert a claim for indemnification hereunder arising from a claim or demand made, or an Action or investigation instituted by any Person not either a party to this Agreement or an Affiliate of a party to this Agreement for which an indemnifying party (an "INDEMNIFYING PARTY") may have liability hereunder to an Indemnified Party (a "THIRD PARTY CLAIM"), such Indemnified Party shall promptly give written notice (a "CLAIMS NOTICE") to the Indemnifying Party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim and the amount or estimated amount of the Losses sought to be recovered thereunder to the extent ascertainable (which estimate shall not be conclusive on the final amount of such claim). The failure by any Indemnified Party to notify the Indemnifying Party promptly shall not relieve the Indemnifying Party of its indemnification obligations except to the extent such failure shall actually prejudice an Indemnifying Party.

            (b) Subject to the provisions of SECTION 9.3(d), upon receipt of a Claims Notice, the Indemnifying Party shall have the right to assume the defense and control of Third Party Claims described in such Claims Notice. In the event the Indemnifying Party exercises such right to assume the defense and control of a Third Party Claim, the Indemnified Party shall have the right but not the obligation reasonably to participate in (but not control) the defense of such Third Party Claim with its own counsel and at its own expense; PROVIDED, HOWEVER, that if (i) the Indemnifying Party and the Indemnified Party are both named parties to the proceedings and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them,
      (ii) the Indemnified Party assumes the defense of a Third Party Claim after the Indemnifying Party has failed diligently to pursue the defense of a Third Party Claim it has assumed, as provided in the first sentence of SECTION 9.3(d), or (iii) the Indemnifying Party is not entitled to a legal defense or counterclaim available to the Indemnified Party, then the Indemnifying Party shall be liable for the reasonable fees and expenses of one outside counsel to the Indemnified Party. Any election by an Indemnifying Party to assume the defense of a Third Party Claim must be delivered by the Indemnifying Party to the Indemnified Party within 20 Business Days after receipt of the Indemnified Party's Claims Notice, and failure on the part of the Indemnifying Party to send such notice within such 20 Business Day period shall be deemed an election not to assume the defense of such Third Party Claim. If the Indemnifying Party elects to assume the defense of a Third Party Claim, then the Indemnified Party shall, and shall cause each of its directors, officers, employees, agents, representatives, Affiliates and permitted assigns to, cooperate reasonably with the Indemnifying Party in the defense of any such Third Party Claim, which cooperation shall include designating a liaison counsel to whom the Indemnifying Party may direct notices and other communications, using reasonable best efforts to make witnesses available, and providing records and documents to the extent such witnesses, records and documents are relevant to the Third Party Claim.

            (c) If the Indemnifying Party (i) elects not to defend the Indemnified Party against a Third Party Claim, by not delivering notice of its election to assume the defense of such Third Party Claim within the period specified in SECTION 9.3(b), or (ii) after assuming the defense of a Third Party Claim, failing to take reasonable steps necessary to defend such Third Party Claim, the Indemnified Party shall have the right, at all times, but not the obligation, to assume its own defense, and the Indemnifying Party shall have the right, but not the obligation, to participate reasonably in any such defense and to employ separate counsel of its choosing at its own expense. In no event shall the Indemnified Party's right to indemnification for a Third Party Claim be adversely affected by its assumption of the defense of such Third Party Claim.

            (d) The Indemnified Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim without the consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not settle, compromise or offer to settle or compromise, any Third Party Claim without the prior written consent of the Indemnified Party if such settlement or compromise would result in (i) injunctive or other nonmonetary relief against the Indemnified Party or any of its Affiliates, including the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any of its Affiliates, (ii) a finding or admission of a violation of Applicable Law or violation of the rights of any Person by the Indemnified Party or any of its Affiliates or (iii) subject to SECTION 9.3(e), any monetary liability of the Indemnified Party that will not promptly be paid or reimbursed by the Indemnifying Party.

            (e) If the Indemnifying Party proposes to make or accept a good faith, bona fide offer to settle or compromise any Third Party Claim and such proposed settlement or compromise would result in any monetary liability of the Indemnified Party that would not promptly be paid or reimbursed by the Indemnifying Party then the Indemnifying Party shall submit such proposal to the Indemnified Party for approval and the Indemnified Party shall have the option, in its sole discretion, to approve or reject such proposal. If the Indemnified Party approves such proposal, the Indemnifying Party may settle or compromise such Third Party Claim on the terms set forth in such approved proposal. If the Indemnified Party rejects such proposal, the Indemnifying Party will have the option, in its discretion, either (i) to continue the defense of such Third Party Claim, in which event it may not accept or make an offer to settle or compromise such Third Party Claim on the proposed terms that were rejected by the Indemnified Party, and the terms of this SECTION 9.3 will continue to apply with respect to such Third Party Claim, or (ii) to enter into an arrangement with the Indemnified Party in which (A) the Indemnifying Party will promptly pay to the Indemnified Party the amount that would have been paid to the third party under such proposal to settle or compromise such Third Party Claim, (B) such proposed settlement or compromise will, for all purposes under this Agreement other than for purpose of this SECTION 9.3(e), be deemed to have been effected and indemnified under this Agreement and (C) the Indemnified Party will assume the defense of such Third Party Claim at its own cost and with its own counsel, will not be subject to any further limitations or restrictions under this Agreement with respect to the defense, settlement or compromise of such Third Party Claim, will not be entitled to any further indemnification under this Agreement with respect to such Third Party Claim and will not be required to reimburse the Indemnifying Party for, or return any amount to the Indemnifying Party with respect to, such Third Party Claim, regardless of whether the amount that the Indemnified Party is ultimately required to pay to such third party upon final resolution of such Third Party Claim is greater or less than the amount paid to the Indemnified Party by the Indemnifying Party pursuant to this SECTION 9.3(e).

      Section 9.4 PROCEDURES FOR DIRECT CLAIMS. In the event any Indemnified Party determines to bring a claim that does not involve a Third Party Claim for indemnity against any Indemnifying Party, the Indemnified Party shall promptly deliver written notice of such claim to the Indemnifying Party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim, and the amount or estimated amount of the Losses sought to be recovered thereunder to the extent ascertainable (which estimate shall not be conclusive on the final amount of such claim). The failure by any Indemnified Party to notify the Indemnifying Party promptly shall not relieve the Indemnifying Party of its indemnification obligation to the extent such failure actually prejudices the Indemnifying Party with respect to such claim. The Indemnifying Party shall have a period of 15 Business Days following receipt of the notice described in this SECTION 9.4 within which to respond to such claim. If the Indemnifying Party does not respond within such 15-Business Day period, the Indemnifying Party will be deemed to have accepted such claim. If the Indemnifying Party rejects all or any part of such claim, the Indemnified Party shall be free to seek enforcement of its rights of indemnification under this Agreement with respect to such claims.

      Section 9.5 INDEMNIFICATION PAYMENTS. Any payment arising under this
ARTICLE IX shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing.

      Section 9.6 ADDITIONAL INDEMNIFICATION PROVISIONS. In addition to any other limitations contained in Article IX, the obligations of the Ceding Company and the Reinsurer to indemnify any Reinsurer Indemnified Party or Ceding Company Indemnified Party, as the case may be, are subject to the following:

            (a) The amount of any indemnification payments finally determined to be due to an Indemnified Party pursuant to this Article IX shall be decreased by the amount of any Tax benefit (in the form of cash actually received or reduction in cash Taxes actually paid) actually recognized by any Indemnified Party in respect of such Loss prior to the end of the taxable year in which an indemnity payment is made by an Indemnifying Party to an Indemnified Party with respect to such Loss, to the extent that such Tax benefit does not exceed the amount of the indemnity payment received by the Indemnified Party, net of any expenses incurred by such Indemnified Party in pursuing such Tax benefit, and (ii) increased by the amount of any Tax cost realized prior to the end of such taxable year by any Indemnified Party as a result of the receipt or accrual of the indemnity payment with respect to such Loss. If any such Tax benefit (or portion thereof) is disallowed, as a result of an audit or otherwise, the applicable Indemnifying Party shall promptly pay to the applicable Indemnified Party the amount of such disallowed Tax benefit within 30 days after the Indemnified Party notifies the Indemnifying Party that the adjustment with respect to such disallowance has been paid or otherwise taken into account.

            (b) Upon making any indemnification payment in respect of a Loss with respect to all or a portion of which the Indemnified Party could have recovered from an unaffiliated third party (other than a Taxing Authority), if the Indemnified Party shall have received full payment of all Losses with respect to the underlying claim, the Indemnifying Party will, to the extent of such payment and to the extent permitted under Applicable Law and any applicable contractual obligations to third parties, be subrogated to all rights of the Indemnified Party against such unaffiliated third party in respect of the Loss to which the payment relates. Each such Indemnified Party and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation rights.

            (c) The amount of any Losses sustained by an Indemnified Party and owed by an Indemnifying Party shall be reduced by any amount actually recovered by such Indemnified Party with respect thereto under any insurance or reinsurance coverage, or from any other party alleged to be responsible therefor. The Indemnified Party shall use commercially reasonable best efforts to collect any amounts available under such insurance or reinsurance coverage and from such other party alleged to have responsibility. If, at any time subsequent to any indemnification actually having been paid pursuant to this Article IX, the Indemnified Party receives an amount under insurance or reinsurance coverage or from such other party with respect to Losses so indemnified, then such Indemnified Party shall promptly reimburse by that amount the applicable Indemnifying Party for any such indemnification payment actually made by such Indemnifying Party up to the amount received by the Indemnified Party, net of any expenses incurred by the Indemnified Party in collecting any such amount and any increases in insurance premiums attributable to such recovery; PROVIDED that such reimbursement shall only be required to the extent the Indemnified Party would otherwise retain an amount greater than the full amount of the Losses incurred by the Indemnified Party as a result of the underlying claim.

            (d) For the avoidance of doubt, Ceding Company shall not be under any obligation to indemnify any Reinsurer Indemnified Party for any Loss that was specifically reflected or reserved for on the Reinsurer Closing Statement, as finally determined pursuant to SECTION 3.1, or that was otherwise specifically included in the calculation of the Initial Reinsurance Premium as reflected on such Reinsurance Closing Statement. For the avoidance of doubt, amounts recorded in a general ledger account or in the supporting workpapers or other detail to a balance sheet used to calculate amounts reflected on the Reinsurance Closing Statement shall be considered included in the calculation of the Initial Reinsurance Premium on such Reinsurance Closing Statement.

      Section 9.7 NO DUPLICATION. To the extent that a Reinsurer Indemnified Party or a Ceding Company Indemnified Party has received payment in respect of a Loss pursuant to the provisions of any other Transaction Agreement, such Reinsurer Indemnified Party or Ceding Company Indemnified Party shall not be entitled to indemnification for such Loss under this Agreement to the extent of such payment.

      Section 9.8 WAIVER OF DUTY OF UTMOST GOOD FAITH. In recognition that each Party has consummated the transactions contemplated by this Agreement and the Transaction Agreements to which it is a party, based on mutually negotiated representations, warranties, covenants, remedies and other terms and conditions as are fully set forth herein and therein, the Ceding Company and the Reinsurer absolutely and irrevocably waive resort to the duty of "utmost good faith" or any similar principle in connection with the cession of liabilities from the Ceding Company to the Reinsurer as of the Effective Time; PROVIDED, HOWEVER, that the Reinsurer reserves all of its rights and remedies in respect of any such duty of utmost good faith or similar duty of disclosure of the Ceding Company arising after the Effective Time to the extent information relating to the liabilities reinsured hereunder has not been disclosed, or is not otherwise available to the Reinsurer, including in its capacity as Administrator, or any of its designees or agents.

                                   ARTICLE X
                                 MISCELLANEOUS

      Section 10.1 NOTICES. All notices, requests, and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

            (a)   if to the Ceding Company:

            MONY Life Insurance Company of America
            1290 Avenue of the Americas
            New York, NY 10104
            Fax: (212) 314-6387
            Attention: General Counsel

            With concurrent copies (which shall not constitute notice) to:

            AXA Equitable Financial Services, LLC
            1290 Avenue of the Americas
            New York, NY 10104
            Facsimile: (212) 314-6387
            Attention: General Counsel

            AXA S.A.
            25 avenue Matignon
            75008 - Paris
            France
            Facsimile: +33 1 56 69 92 75
            Attention: General Counsel

            Debevoise & Plimpton LLP
            919 Third Avenue
            New York, NY 10022
            Fax:  (212) 909-6836
            Telephone: (212) 909-6000
            Attention: Nicholas F. Potter, Esq.
                       Marilyn A. Lion, Esq.

            if to the Reinsurer:

            Protective Life Insurance Company
            2801 Highway 280 South
            Birmingham, Alabama 35223
            Fax: (205) 268-3597
            Telephone: (205) 268-1000
            Attention: General Counsel

            With a concurrent copy (which shall not constitute notice) to:

            Willkie Farr & Gallagher LLP
            787 Seventh Avenue
            New York, New York 10019
            Fax: (212) 728-8111
            Telephone: (212) 728-8000
            Attention: John M. Schwolsky, Esq.

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

      Section 10.2 ENTIRE AGREEMENT. This Agreement (and the Master Agreement, the Administrative Services Agreement, the Transition Services Agreement, the Trust Agreement and the other agreements contemplated hereby and thereby, and the Exhibits, Schedules and Annexes hereto and thereto) together contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto.

Section 10.3 GOVERNING LAW; SUBMISSION TO JURISDICTION.

      (a) THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. Subject to SECTION 3.1 and SECTION 10.4, the Ceding Company and the Reinsurer each hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. The Ceding Company and the Reinsurer irrevocably agree, subject to SECTION 3.1 and SECTION 10.4, that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. The Ceding Company and the Reinsurer each hereby waives, and agrees not to assert, as a defense in any Action for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. The Ceding Company and the Reinsurer hereby waive, and agree not to assert, to the maximum extent permitted by law, as a defense in any Action for the interpretation or enforcement hereof or in respect of any such transaction, that such Action may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The Ceding Company and the Reinsurer hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such Action in the manner provided in SECTION 10.1 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

      (b) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (c) The Ceding Company and the Reinsurer acknowledge that disputes relating to this Agreement and disputes relating to the Master Agreement may overlap, and agree that if any Reinsurer Indemnified Party has a right to indemnification or recovery under both this Agreement and the Master Agreement or any other Ancillary Agreement, the Reinsurer Indemnified Party shall have the right to seek and obtain indemnification or recovery under any or all of such agreements; PROVIDED that the Reinsurer Indemnified Party may not obtain duplicative indemnification or other recovery under such agreements.

      Section 10.4 DISPUTES OVER CERTAIN CALCULATIONS. After the Effective Time, any dispute between the Parties with respect to the calculation of amounts that are to be calculated or reported pursuant to this Agreement (other than disputes with respect to the Reinsurance Closing Statement which shall be resolved in accordance with SECTION 3.1 hereof, including disputes with respect to any Net Settlement or the amount of the Terminal Settlement, that cannot be resolved by the Parties within sixty calendar days, shall be referred to an independent accounting firm of national recognized standing (which shall not have any material relationship with the Reinsurer or the Ceding Company) mutually agreed to by the Parties; PROVIDED, HOWEVER, that where the dispute involves an actuarial issue, the dispute shall instead be referred to an independent actuarial firm of national recognized standing (which shall not have any material relationship with the Reinsurer or the Ceding Company) mutually agreed to by the Parties. There shall be no appeal from the decision made by such firm, which shall be final and binding, except that, either Party may petition a court having jurisdiction over the Parties and subject matter to reduce the arbitrator's decision to judgment. The fees charged by the accounting firm or actuarial firm, as applicable, to resolve the dispute shall be allocated between the Ceding Company and the Reinsurer by such firm in accordance with its judgment as to the relative merits of the Parties' positions in respect of the dispute.

      Section 10.5 NO THIRD PARTY BENEFICIARIES. Other than the rights granted to the Reinsurer Indemnified Parties and the Ceding Company Indemnified Parties under ARTICLE IX, nothing in this Agreement is intended or shall be construed to give any Person, other than the Parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

      Section 10.6 EXPENSES. Except as otherwise provided herein, the Parties hereto shall each bear their respective expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of counsel, actuaries and other representatives.

      Section 10.7 COUNTERPARTS. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the Parties hereto. Each party may deliver its counterpart to this

Agreement by facsimile or other means of electronic transmission that utilizes image scan technology and delivery of such counterpart by any such means shall be valid as manual delivery of an original counterpart hereof.

      Section 10.8 SEVERABILITY. Any term or provision of this Agreement that is determined by a court of competent jurisdiction to be inoperative or unenforceable for any reason shall, as to that jurisdiction, be ineffective solely to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. If any provision of this Agreement is determined by a court of competent jurisdiction to be so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.

      Section 10.9 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Unless otherwise provided herein, neither this Agreement, nor any right or obligation hereunder, may be assigned by any party (in whole or in part) without the prior written consent of the other party hereto.

      Section 10.10 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

      Section 10.11 INTERPRETATION.

            (a) The parties acknowledge and agree that, except as specifically provided herein, they may pursue judicial remedies at law or in equity in the event of a dispute with respect to the interpretation or construction of this Agreement.

            (b) This Agreement shall be interpreted and enforced in accordance with the provisions hereof without the aid of any canon, custom or rule of law requiring or suggesting construction against the party causing the drafting of the provision in question.

            (c) The table of contents, articles, titles, captions and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules, Exhibits and Annexes referred to herein are be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. All references herein to Articles, Sections, Exhibits, Schedules and Annexes shall be construed to refer to Articles and Sections of, and Exhibits and Schedules and Annexes to, this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation". Unless the context otherwise requires, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine genders of such term. Any agreement or instrument defined or referred to herein or any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein. Any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated under the statute), and references to any section of any statute or regulation include any successor to the section. Any agreement referred to herein include reference to all Exhibits, Schedules, Annexes and other documents or agreements attached thereto.

               [The rest of this page intentionally left blank.]

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date set forth above.

                                        MONY LIFE INSURANCE COMPANY OF AMERICA


                                        By:
                                           -----------------------------------
                                             Name:
                                             Title:




                                        PROTECTIVE LIFE INSURANCE COMPANY





                                        By:
                                           -----------------------------------
                                             Name:
                                             Title:

                                SCHEDULE 1.1(A)

                                 MLOA BUSINESS

              PRODUCT NAMES                     DATE         ADMIN            MLOA POLICY FORM
                                              LAUNCHED      SYSTEM
------------------------------------------- ------------ ----------- ------------------------------
Single Premium Deferred Annuity               Oct-82     TOPS        B4-82, B5-82
Universal Life                                Jan-83     TOPS        B1-82
Universal Life - SCP                          Dec-83     TOPS        B1-83
Strategist                                    Aug-85     TOPS        B1-85, B2-85
SPWL                                          Sep-85     TOPS        B6-86, B1-87
Single Premium Deferred Annuity               Nov-85     TOPS        B5-82
Universal Life II                             Sep-86     TOPS        B2-86, B3-86
UL - Payroll Deduction                        Oct-86     TOPS        B5-86
Single Premium Deferred Annuity               Aug-86     TOPS        B4-82
Single Premium Immediate Annuity              May-86     TOPS        327-D, 328-D
MONYMaster (FPVA1)                            Oct-87     TOPS        B4-87, B5-87, B7-87
UL 3                                          Oct-88     TOPS        B9-88, B10-88
MONYMaster (FPVA2)                            Aug-88     TOPS        B1-88, B3-88, B5-88
Single Premium Deferred Annuity               Sep-89     TOPS        B1-89, B2-89
UL 4                                          Dec-90     TOPS        B1-90
MONYCompetitor                                Jan-93     TOPS        B9-88, B10-88
MONYChampion                                  Jan-93     TOPS        B1-90
MONYSuccessor (LSUL)                          Apr-94     TOPS        B1-93
MONY Equity Master                            Jan-95     TOPS        B1-94, B2-94
MONYCustom Estate Master (SVUL)               May-98     Cyberlife   B1-98
MONYCustom Equity Master (VUL)                May-98     Cyberlife   B2-98, B3-98
MONYCustom Term 50                            May-98     Cyberlife   B4-98
MONYCustom Master (VA98)                     1998,2000   Cyberlife   B5-98, B6-98
MONYCustom Term 5, 10, 15, 20                 Jun-98     Cyberlife   B7-98
MONYCustom Term 1                             May-98     Cyberlife   B12-98
GUL (inc. MONYCustom Benefit Plus)            Feb-99     Vantage     B13-98
MONYCustom Estate Master (SVUL)                2000      Cyberlife   B1-98
MONYCustom Equity Master (VUL)                 2000      Cyberlife   B2-98, B3-98
MONY Level Term                              2000-2004   Cyberlife   B1-00, B2-00, B7-98
UL 2001                                        2001      Cyberlife   B3-00
SUL 2001                                       2001      Cyberlife   B6-00
Interest Sensitive Whole Life                  2002      Cyberlife   B3-02, B4-02
UL 02 (Splash)                                 2002      Cyberlife   B3-00


                                       1

SUL 02 (Splash)                                2002      Cyberlife   B6-00
VUL 02 (Splash)                                2002      Cyberlife   B2-98, B3-98
SVUL 02 (Splash)                               2002      Cyberlife   B1-98
Flex Premium Deferred Annuity                  2002      EPIC        B1-02, B2-02
Flex Prem Variable Annuity                     2002      Cyberlife   B7-02, B8-02, B9-02, B10-02
VUL 03 (Tweak)                                Jan-03     Cyberlife   B2-98 + 02211
UL 03                                         May-03     Cyberlife   B1-03, B2-03
VUL 03                                        Jun-03     Cyberlife   B3-03, B4-03
FPVA C-share, L-share                          2003      Cyberlife   B7-03, B8-03
Group Term                                     2003      Vantage     B10-03, B10C-03

NOTE: The listed policy forms are for the generic form. State variations, where they exist, have the same form number with the two-digit state code appended.

NOTE: Some policy forms were used for multiple releases of similar products.

                                SCHEDULE 1.1(B)

                             EXCLUDED MLOA BUSINESS

              PRODUCT NAMES                   DATE        ADMIN            MLOA POLICY FORM
                                             LAUNCHED    SYSTEM
------------------------------------------- ----------- ---------- ------------------------------
CSVUL                                          1997     Andesa     B1-96
IL Legacy                                      2005     L70        06-100
IL Legacy S. 150                               2009     L70        ICC09-100
Indexed Universal Life                         2012     L70        ICC12-100

NOTE: The listed policy forms are for the generic form. State variations, where they exist, have the same form number with the two-digit state code appended.

NOTE: Some policy forms were used for multiple releases of similar products.

                                SCHEDULE 1.1(C)

             NET RETAINED LIABILITIES CEDING COMMISSION ADJUSTMENT

If there are no Net Retained Liabilities as of the Effective Time, the Net Retained Liabilities Ceding Commission Adjustment shall be zero.

In the event that there are Net Retained Liabilities as of the Effective Time, the Net Retained Liabilities Ceding Commission Adjustment shall be determined as follows:

      1. For purposes of the Closing, the Ceding Company shall cause Milliman to evaluate the impact on appraisal values of the Covered Insurance Policies reflected in the actuarial report prepared by Milliman, Inc. with respect to, among other things, the Covered Insurance Policies dated November 5, 2012 (the "APPRAISAL REPORT") resulting from the exclusion from this Agreement of such Net Retained Liabilities by rolling forward to the Effective Time the analysis done in the attached memorandum (and reflecting such analysis in the format of the attached memorandum) (the "EFFECTIVE TIME APPRAISAL REPORT").

      2. The Net Retained Liabilities Ceding Commission Adjustment as of the Effective Time will be equal to the sum of the following amount calculated for each of the cohorts reflected in the Effective Time Appraisal Report that constitute Net Retained Liabilities: (a) the Ceding Commission (as adjusted pursuant to the Master Agreement) minus (b)(i) the ratio of the value without the excluded policies to the baseline value (with all of the values taken from the "Including Appraisal Transaction Tax Benefit" column reflecting a 10% discount rate on page 4 of the Effective Time Appraisal Report), times (ii) the Ceding Commission (as adjusted pursuant to the Master Agreement).

In the event that following the Effective Time, any waivers or consents needed to reinsure Net Retained Liabilities are obtained or the parties otherwise agree that such waivers or consents are not required, the Net Retained Liabilities Ceding Commission Adjustment with respect to such former Net Retained Liabilities shall equal the portion of the Net Retained Liabilities Ceding Commission Adjustment related to such former Net Retained Liabilities that as was determined as of the Effective Time in accordance with this Schedule 1.1(C).

                                SCHEDULE 1.1(D)

                               SEPARATE ACCOUNTS

MONY Life Insurance Company of America Separate Account "A"

MONY Life Insurance Company of America Separate Account "L"

                                SCHEDULE 1.1(E)

                         SHARED REINSURANCE AGREEMENTS

- Automatic Reinsurance Agreement No. 2005-7T (Coinsurance Basis), effective as of January 16, 2004, by and among MONY Life Insurance Company of America and Scottish Re (U.S.), Inc. , as amended.

- Automatic Reinsurance Agreement No. 2005-8T (Coinsurance Basis), effective as of January 16, 2004, by and among MONY Life Insurance Company of America and Munich American Reassurance Company, as amended.

- Coinsurance Agreement, effective as of November 1, 1997, by and among MONY Life Insurance Company of America and The Lincoln National Life Insurance Company, as amended.

- Coinsurance Agreement, effective as of July 31, 2000, by and among MONY Life Insurance of America and The Lincoln National Life Insurance Company, as amended.

- Automatic and Facultative Reinsurance Agreement No. 2005-5T (Coinsurance Basis), effective as of January 16, 2004, by and among MONY Life Insurance Company of America and Security Life of Denver Insurance Company, as amended.

- Automatic and Facultative Reinsurance Agreement No. 2005-6T (Coinsurance Basis), effective as of January 16, 2004, by and among MONY Life Insurance Company of America and The Canada Life Assurance Company, as amended.

- Reinsurance Agreement, effective as of January 1, 1984, among The Mutual Life Insurance Company of America and North American Life and Casualty Company, as amended.

- Automatic Bulk YRT Non-Refund Agreement, effective as of November 16, 1998, by and among MONY Life Insurance Company, MONY Life Insurance Company of America and Allianz Life Insurance Company of North America.

- Automatic Yearly Renewable Term Reinsurance Agreement, effective as of November 16, 1998, by and among MONY Life Insurance Company, MONY Life Insurance Company of America and General & Cologne Life Re of America, as amended.

- Facultative YRT Reinsurance Agreement, effective as of January 1, 1984, by and among The MONY Life Insurance Company of America and General American Life Insurance Company, as amended.

- Automatic YRT Reinsurance Agreement (No. 6594-00-00), effective as of November 16, 1998, by and among MONY Life Insurance Company, MONY Life Insurance Company of America and RGA Reinsurance Company, as amended.

- Automatic Agreement, effective as of April 1, 1991, by and among MONY Life Insurance Company of America and Saint Louis Reinsurance Company, as amended.

- Reinsurance Agreement, effective as of January 1, 1983, by and among MONY Life Insurance Company of America and Transamerica Occidental Life Insurance Company, as amended.

                                  SCHEDULE 3.1

                               TRANSFERRED ASSETS

[See attached Schedule 3.1]

If the Company Statutory Book Value of the assets listed on Schedule 3.1 is greater than the amount equal to (i) the Initial Reinsurance Premium less (ii) the Adjusted Ceding Commission, then the Transferred Assets shall consist of the investment assets on Schedule 3.1 less an amount of cash equal to such excess; provided that if the amount of cash listed on Schedule 3.1 is less than such excess, the Transferred Assets shall consist of a subset of the investment assets on Schedule 3.1 that have a yield, duration and credit profile substantially similar to the yield, duration and credit profile to the assets listed on Schedule 3.1, in round lots to the extent possible.

If the Company Statutory Book Value of the assets listed on Schedule 3.1 is less than the amount equal to (i) the Initial Reinsurance Premium less (ii) the Adjusted Ceding Commission, the Ceding Company shall transfer cash in the amount equal to such shortfall; provided that if the amount of such shortfall is greater than $50 million, the Ceding Company shall transfer assets that have a yield, duration and credit profile substantially similar to the yield, duration and credit profile to the assets listed on Schedule 3.1 with a Company Statutory Book Value equal to such shortfall. In no event shall the Transferred Assets include investment assets that may not be transferred to the Reinsurer pursuant to transfer restrictions in the agreements underlying such investment assets that have not been waived or for which consent has not been received.

                                   EXHIBIT A

                                TRUST AGREEMENT

                                   EXHIBIT B

                              SETTLEMENT STATEMENT

[See attached Exhibit B]

                                   EXHIBIT C

                             INVESTMENT GUIDELINES

                             INVESTMENT GUIDELINES
                         MLOA REINSURANCE TRUST ASSETS

                               TABLE OF CONTENTS


MLOA REINSURANCE TRUST ASSETS
INVESTMENT GUIDELINES                                                    PAGE



I.      General Investment Philosophy                                       3



II.     Portfolio Quality                                                   4



III.    Enterprise Limits                                                  5-8

        A.       Corporate / Government & Government Related

        B.       Structured Products



IV.     Portfolio Duration                                                  9



V.      Commercial Paper and Money Market Funds                            10



VI.     Temporary & Other Than Temporary Impaired (OTTI) Assets            11



VII.    Trading Process                                                    12

        A.       Trading Guidelines

        B.       Trading Authorization



VIII.   Policy Application                                                 13

                        I. GENERAL INVESTMENT PHILOSOPHY

PHILOSOPHY

      The Investments Department will invest in a portfolio of assets that will enable the company to support its liabilities and earn an appropriate risk-adjusted rate of return for our shareholders while meeting all applicable statutory requirements. The investment portfolio will be managed in accordance with the following guidelines:

            - Preservation of Principal - Invest with a strong bias towards principal preservation.

            - High Quality Assets - Invest with a bias toward high quality assets.

            - Diversification - Avoid outsized investments in any single asset class or issuer no matter how attractive the opportunity may appear.

            - Credit Research - Perform our own fundamental, bottom-up research rather than rely on the analysis of others.

            - Risk - Reward Profile - Strive to make investments only when we feel there is an appropriate risk- return trade-off.

            - Long Term View - Invest for the long term because we are making long-term commitments to our policy holders through our ability to support our liabilities.

            - Liquidity - Maintain ample liquidity to be able to meet our obligations under normal and stress market conditions.

      The Chief Investment Officer (CIO) is responsible for managing the investment portfolio in accordance with this Philosophy.

      The Chief Risk Officer (CRO) is responsible for providing independent monitoring and oversight of the CIO and Investment Department's conformance with this Philosophy.

      The CIO will report material exceptions to these Investment Guidelines to the Finance and Investment Committee (F&I Committee) on a quarterly basis. This report will describe the nature of the exception(s), the cause(s) and action(s) taken or planned to address and correct the exception(s).

       The Reinsurer shall review the assets held in the Trust Account for compliance with the investment guidelines on a quarterly basis. The Reinsurer shall notify the Ceding Company no later than three Business Days after the conclusion of such quarterly review of any failure of an asset in the Trust Account to be an Eligible Asset discovered in the course of such review and correct such failure within ten Business Days of the conclusion of such review or receive approval from the Ceding Company to allow an existing failure to remain for a longer period of time; PROVIDED that the Reinsurer shall have a period of 30 days following the date of the Effective Time to cure any failure of Transferred Asset (other than a commercial mortgage loan) deposited in the Trust Account to be an Eligible Asset.

      Any asset that is transferred from Ceding Company will be deemed an Eligible Asset and any violation created by a Transferred Asset shall be deemed acceptable by Ceding Company and will not require Reinsurer to cure.

                             II. PORTFOLIO QUALITY

STATEMENT OF POLICY

The quality target for the overall fixed income bond portfolio is A3/A- (Moody's/S&P). The overall fixed income bond portfolio includes the following sectors: Corporates, Governments and Government Related, and Structured Products. All fixed income securities held by the Trust will be denominated and payable in US dollars.

MACRO SECTOR ALLOCATIONS / LIMITS

Investments Policy Committee (IPC) will monitor sector allocations to Fixed Income Investments on a quarterly basis

CONTROLS AND PROCEDURES

Compliance is the responsibility of the CIO.

PERIODIC REVIEW

Portfolio quality will be calculated by corporate accounting and reported as part of the quarterly financial statements.

PORTFOLIO RATING METHODOLOGY

CUSIP level security ratings will be aggregated to determine the overall portfolio rating quality for the fixed income bond portfolio using the following order of priority and will be weighted by STAT book value:

Security rating based on rating agency (Moody's/S&P/Fitch) will use the following logic:

      i. If three agency ratings are available (Moody's/S&P/Fitch): the middle rating will be used;

      ii. If two agency ratings are available: the lower of the two ratings will be used;

      iii.  If only one agency rating is available: that rating will be used;

Security rating will be based on the NAIC rating if the ratings based on rating agency are not available.

SUBSTITUTION AND REPLACEMENT

Substitution and replacement of Trust assets are permitted provided that after giving effect to any such action, the market value of the Trust Portfolio is at least equivalent to the market value of the Trust portfolio immediately prior to such action.

                             III. ENTERPRISE LIMITS

               A. Corporates, Government, and Government Related

CORPORATES

Corporates are defined as public corporate securities and private placement securities.

STATEMENT OF POLICY

The aggregate exposure limits for corporate credit issuers will be based on percent of Consolidated Statutory Book Value of Trust Assets and Ultimate Parent Issuer Ratings as follows:

      CREDIT RATING             LIMIT
--------------------------- ---------------

           AAA                   6.0%
--------------------------- ---------------
            AA                   5.0%
--------------------------- ---------------
            A                    4.5%
--------------------------- ---------------
           BBB                   4.0%
--------------------------- ---------------
            BB                   3.0%
--------------------------- ---------------

PROCESS USED TO COMPUTE AGGREGATE EXPOSURE LIMIT

1)    AGGREGATE CORPORATE CREDIT EXPOSURE MEASURE

      The basis for measuring Aggregate Single Name Corporate Exposure will be:

      -     Statutory book value for Bonds and Short-term Investments

2)    EXPOSURE LIMIT DERIVATION

      Aggregate Corporate Credit Exposure / Consolidated STAT Book Value of Trust Assets expressed as a percentage

3)    CORPORATE CREDIT

      - Assets rated below Baa3/BBB- may not be purchased for the Trust. The aggregate amount of the Trust Assets held rated below Baa3/BBB- (Moody's/S&P) or rated NAIC 3 or below will be limited to 4% of Total Trust Assets (measured on the basis of statutory book value). Trust Assets rated below Ba3/BB- (Moody's/S&P) or rated NAIC 4 or below may not be held without the prior approval of the Ceding Company.

      - Aggregate foreign exposure (excluding Canada) will be limited to 20% of statutory book value of total Trust assets; per country limit set at 10% excluding US and Canada.

      - Aggregate exposure to individual industry sectors will not exceed the greater of the respective percentages of the Barclays US Credit Index or 15% of statutory book value of the Trust assets.

      - Private placement securities, excluding 144A Securities, to represent no more than 25% of statutory book value of Trust assets.

      - Notwithstanding anything in the guidelines to the contrary, individual CUSIP level positions shall not be required to be less than $2,000,000.

      Aggregate exposure limits for corporate credit issuers will be based on statutory book value of aggregate Trust portfolio based on percentage limits shown in table above and Ultimate Parent Issuer Ratings.

4)    RATING METHODOLOGY FOR CORPORATE EXPOSURES

      Corporate Exposure Credit Ratings used in the above table will be based on following order of priority:

            I. Ultimate Parent Rating

                  a. Moody's - Ultimate Parent Issuer Rating (if unavailable, senior unsecured debt rating)

                  b.    S&P - Long Term Local Issuer Credit Rating

                  c. Fitch - Long Term Issuer Default Rating (if unavailable, senior unsecured debt rating)

            II. If above ratings are unavailable: Moody's/S&P/Fitch Security Rating will be used and average rating will be weighted based on STAT book value:

                  For I and II above, security rating will use the following logic:

                  a. If three ratings are available (Moody's, S&P, Fitch): the middle rating will be used

                  b. If two ratings are available: the lower of the two ratings will be used

                  c. If only one rating is available: that rating will be used

            III. If agency ratings are not available: NAIC ratings will be used and the average rating will be weighted based on STAT book value

            IV. If agency and NAIC ratings are not available for private placements: ERM's Head of Credit Risk will request a rating from the NAIC Securities Valuation Office (SVO).

GOVERNMENT AND GOVERNMENT RELATED

            -     U.S. Treasuries - No explicit limits

            -     Agency Debt Limits

                  - Government Sponsored Entities (GSE) - Fannie Mae and Freddie Mac have a limit of 10% STAT Book Value of Trust Assets per GSE

POLICY AND PROCEDURES

            - Purchases of non- investment corporate securities rated NAIC 3, NAIC 4, NAIC 5, NAIC 6 are not permitted.

            - For Exposure computation, the Aggregate Exposure Percent (2) based on ratings (3) must adhere to prescribed limits in the table above.

            - Enterprise Risk Management's (ERM) Credit Risk Unit will monitor limits and update on a quarterly basis.

            - The Reinsurer shall review the assets held in the Trust Account for compliance with the investment guidelines on a quarterly basis. The Reinsurer shall notify the Ceding Company no later than three Business Days after the conclusion of such quarterly review of any failure of an asset in the Trust Account to be an Eligible Asset discovered in the course of such review and correct such failure within ten Business Days of the conclusion of such review or receive approval from the Ceding Company to allow an existing failure to remain for a longer period of time; PROVIDED that the Reinsurer shall have a period of 30 days following the date of the Effective Time to cure any failure of Transferred Asset (other than a commercial mortgage loan) deposited in the Trust Account to be an Eligible Asset.

            - Limits exceptions are reported on a quarterly basis to the Investments Policy Committee for approval.

            - Trust portfolio quality will be calculated by the Reinsurer's corporate accounting department and reported quarterly as part of the quarterly reporting requirements pursuant to the Administrative Services Agreement.

                             III. ENTERPRISE LIMITS

                             B. Structured Products

STATEMENT OF POLICY

Instruments collateralized by credit card, auto receivables, residential mortgages and commercial mortgages will adhere to the following guidelines based on external agency (Moody's, S&P, Fitch) ratings:

ASSET BACKED SECURITIES (ABS)

      AAA-RATED CARDS (Chase, BoA, GE, Amex, Capital One, Wells Fargo, Discover,
      Citi): Exposure is limited to maximum of 10% of STAT Book Value of Trust Assets for these issuer master trusts.

      AAA-RATED AUTO (Ford, Volkswagen, Honda, Toyota, BMW, Mercedes-Benz, Chrysler, Harley-Davidson, Porsche, Nissan, Hyundai, CarMax, Bank of America, Ally): Exposure is limited to maximum of 10% of STAT Book Value of Trust Assets for these issuer master trusts.

      Any type of ABS security that is not Super Senior or Senior tranche is limited to 1% of STAT Book Value of Trust Assets.

COMMERCIAL MORTGAGE BACKED SECURITIES (CMBS)

      AAA-rated issues originated from Commercial Mortgage securitization trusts are limited to 10% of STAT Book Value of Trust Assets.

      Any type of CMBS security that is not Super Senior or Senior tranche is limited to 1% of STAT Book Value of Trust Assets.

AGENCY RESIDENTIAL MORTGAGE BACKED SECURITIES (AGENCY RMBS)

      -     Holdings of Agency RMBS securities (Fannie Mae, Freddie Mac & Ginnie
            Mae) i.e., mortgage pass-throughs and CMO's in total will not exceed 10% of STAT Book Value of Trust Assets

      - Structured Products will be limited to 20% of the STAT Book Value of Trust Assets.

                             IV. PORTFOLIO DURATION

STATEMENT OF POLICY

      - The overall portfolio duration is targeted not to vary by more than +/- 1.0 year from the liability duration.

      - Individual portfolio product/segment durations are targeted not to vary by more than +/- 2.0 years from the liability duration of their corresponding interest sensitive product line.

CONTROLS AND PROCEDURES

      - Asset durations are produced and reviewed by the Asset/Liability Management Committee on a monthly basis.

      - Liability durations are based on varying methodologies dependent on current market conditions and the underlying contract/policy attributes and reviewed by the Asset/Liability Management Committee.

      - When individual portfolio product/segment durations fall outside the +/-2.0 years duration target, a discussion will be held by the Asset/Liability Committee to determine what action, if any, is necessary.

      - Compliance is the responsibility of the Asset Liability Management unit.

PERIODIC REVIEW

      - Duration information is reported to the Asset/Liability Committee each month. The Asset/Liability Management Committee consists of CIO, CFO, CRO, Chief Actuary, Chief Accountant and other officers.

      - Overall portfolio duration information is also included in the Finance and Investment Committee presentation to the Board of Directors.

                   V. COMMERCIAL PAPER AND MONEY MARKET FUNDS

STATEMENT OF POLICY

      - Commercial Paper and Money Market Fund investments may be used on a short-term basis for cash management purposes. All commercial paper investments must be rated A-1/P-1 or higher. All money market funds must be short-term in nature and have investment policies consistent with high-grade short-term investments (i.e. A-1/P-1, maximum 1-year term).

CONTROLS AND PROCEDURES

      - Compliance is the responsibility of the portfolio manager at the time investment decision is made.

      - Commercial paper trades must be entered into trading system and approved by an authorized signer.

PERIODIC REVIEW

      - Commercial paper and money market investments are subject to review daily by Investment Officers, including the CIO.

              VI. TEMPORARY & OTHER THAN TEMPORARY IMPAIRED ASSETS

STATEMENT OF POLICY

      - Credit risk assets that have a market value below the current book value must be reviewed quarterly to determine if any impairment exists and the nature of any impairment in order to remain compliant with accounting standards. If an Other-than-Temporary Impaired asset is identified, it is written down to its appropriate value per GAAP and Statutory accounting rules.

CONTROLS AND PROCEDURES

      - Within approximately 10-15 days of month-end, the corporate bond and private placement managers will each prepare a Watch List of all assets, by company level, whose market value is below book value. The mortgage-backed portfolio manager will prepare a watch list that will only include assets that have a market value below 80% of book value, as well as material investments rated below A-.

      - The respective analysts will prepare and document a detailed explanation of facts for each asset, including a justification for continuing to hold the asset and/or identification of a potential impairment.

      - A number of factors are considered in evaluating whether impairment is Other-than-Temporary. Factors include, but are not limited to: 1) actions taken by rating agencies; 2) default by the issuer; 3) the significance of the decline; 4) the intent and ability to hold the investment until recovery; 5) the time period during which the decline has occurred; 6) an economic analysis of the issuer's industry; and 7) the financial strength, liquidity, and recoverability of the issuer and/or collateral.

PERIODIC REVIEW

      - The CIO will review the watch list quarterly with the Portfolio Managers to gain an understanding of whether any impairment needs to be recognized and the nature and amount of impairment.

INVESTMENTS IMPAIRMENTS PROCESS OVERVIEW

               INVESTMENTS
-------------------------------------  \                               ERM
       Director of Fixed Income         \         -----------------------------------------
Recommends OTTI securities for review    \               Head of Credit Risk Oversight
-------------------------------------     \         Reviews all recommended impairments
                                           \      -----------------------------------------
                                           /                            |
-------------------------------------     /                            IPC
CRE Loans (SVP of Mortgage Loans) -      /        -----------------------------------------
 Recommends delinquent /foreclosed      /                   Review only when ERM and
         loans for review              /                      Investments disagree
-------------------------------------             -----------------------------------------
                                                                        |
                                                              CORPORATE ACCOUNTING
                                                  -----------------------------------------
                                                  Final Review prior to financial reporting
                                                  -----------------------------------------

                              VII. TRADING PROCESS

A.    TRADING GUIDELINES

      STATEMENT OF POLICY

            - All commitments to purchase or sell assets must be recorded on the Trade System within 24 hours of the oral commitment.

            - All trade contingencies must be fully disclosed within 24 hours of the oral commitment.

      CONTROLS AND PROCEDURES

            - Investment Middle Office compares trade date information to the broker confirmation trade information, where available.

      PERIODIC REVIEW

            - Material lags in notification of trades will be recorded by Investment Middle Office and reviewed with the CIO.

            - The settlement process will uncover any trades not entered into the trading system.

B. TRADE AUTHORIZATION

      STATEMENT OF POLICY

            - All trades must be approved in accordance with the Standard Securities Resolution and Standard Derivatives Resolution of the Board of Directors of the company.

            - All trades, excluding money market investments, must be entered into the trading system within 24 hours of when the trade is agreed to by the portfolio manager.

      CONTROLS AND PROCEDURES

            - All trades must be entered into the trading system by a signer listed in the Standard Securities Resolution and Standard Derivatives Resolution of the Board of Directors of the company.

            - All trades, excluding money market investments, must be approved in the trading system by a second authorized signer, different from the individual entering the trade into the system.

            - Permissions are established in the trading system that permit only authorized signers to enter and approve trades

      PERIODIC REVIEW

            - Any exceptions to the signatory process will be recorded by Investment Middle Office and will be reviewed by ERM.

                            VIII. POLICY APPLICATION

STATEMENT OF POLICY

      - The policies contained herein are applicable the operations of MLOA Reinsurance Trust.

      - All investments made on behalf of insurance subsidiaries will be in accordance with applicable state regulation.

PERIODIC REVIEW

      - The Investment Guidelines will be reviewed and approved by the Board of Directors each calendar year.

      - The exceptions to these guidelines need to be brought to Investments Policy Committee (IPC) by ERM's Head of Credit Risk for review / approval on a quarterly basis

      - Investment Guidelines will be applied using the last quarterly filed STAT Book Value of Trust Assets.

                                   EXHIBIT D

                     TERMINAL SETTLEMENT UNDER SECTION 8.4


The Terminal Settlement shall equal:

1. Amounts payable by the Ceding Company to the Reinsurer pursuant to SECTION 3.2(a) as of the Recapture Date, or the Reinsurer Termination Date, as applicable, plus

2. An amount equal to the amount of any cash and assets withdrawn by the Ceding Company or any successor by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Ceding Company from the Trust Account prior to the date of recapture or termination, and not used to satisfy claims of policyholders under the Covered Insurance Policies prior to the date of recapture or termination, or otherwise pay amounts due to the Ceding Company pursuant to this Agreement, plus

3. An amount equal to the sum of the unamortized portions as of the Recapture Date or the Reinsurer Termination Date, as applicable, of the Adjusted Ceding Commission and any Net Retained Liability Ceding Commission Adjustments paid by the Reinsurer, in each case amortized in a manner consistent with the Actuarial Report, less

4. Amounts payable by the Reinsurer to the Ceding Company for the Reinsured Liabilities pursuant to SECTION 3.3 as of the Recapture Date or the Reinsurer Termination Date, as applicable, less

5. An amount equal to (i) the General Account Reserves, MINUS (ii) the Policy Loan Balance, MINUS (iii) the Reinsurance Receivables, MINUS (iv) the amount of Uncollected/Deferred Premiums, minus (v) reserve credits, and amounts receivable or recoverable under the Existing Reinsurance Agreements that are novated to the Reinsurer after the Effective Time, in each case as of the Recapture Date or the Reinsurer Termination Date, as applicable.

                                  ANNEX A - 1

                         FORM OF MATERIAL BREACH NOTICE

From: MONY Life Insurance Company of America ("Ceding Company")

To:   Protective Life Insurance Company ("Reinsurer")
      Attn:  General Counsel

Date: [ ]

Re:   Material Breach


Dear Sirs:

Reference is made to the Reinsurance Agreement, dated as of October 1, 2013, between the Reinsurer and the Ceding Company (as amended, modified or supplemented from time to time, the "Reinsurance Agreement"). Capitalized terms used without definition herein shall have the meanings set forth in the Reinsurance Agreement.

We hereby notify you that there has been the following material breach of Section [4.1][4.2] of the Reinsurance Agreement by the Reinsurer:

[INSERT DESCRIPTION OF MATERIAL BREACH]

This letter shall constitute notice of a material breach of Section [4.1][4.2] of the Reinsurance Agreement by the Reinsurer. If the Reinsurer does not cure such material breach within twenty (20) Business Days of receipt of this letter, such occurrence shall constitute a "Recapture Triggering Event" under the Reinsurance Agreement.

Yours faithfully,

[________]

For and on behalf of
MONY Life Insurance Company of America

Cc: [=]

                                  ANNEX A - 2

                           FORM OF NON-PAYMENT NOTICE

From: MONY Life Insurance Company of America ("Ceding Company")

To:   Protective Life Insurance Company ("Reinsurer")
      Attn:  General Counsel

Date: [ ]

Re: Non-Payment of a Material Amount

Dear Sirs:

Reference is made to the Reinsurance Agreement, dated as of October 1, 2013, between the Reinsurer and the Ceding Company (as amended, modified or supplemented from time to time, the "Reinsurance Agreement"). Capitalized terms used without definition herein shall have the meanings set forth in the Reinsurance Agreement.

We hereby notify you that the Reinsurer has failed to pay the following material amount due to the Ceding Company under the Reinsurance Agreement and such amount is not subject to a good faith dispute:

[INSERT DESCRIPTION OF NON-PAYMENT]

This letter shall constitute notice of failure to pay a material amount due to the Ceding Company under the Reinsurance Agreement. If the Reinsurer does not cure such failure to pay within sixty (60) days of receipt of this letter, such occurrence shall constitute a "Recapture Triggering Event" under the Reinsurance Agreement

Yours faithfully,

[________]

For and on behalf of
MONY Life Insurance Company of America

Cc: [=]

                                    ANNEX B

                           FORM OF NON-PAYMENT NOTICE

From:    Protective Life Insurance Company ("Reinsurer")

To:      MONY Life Insurance Company of America ("Ceding Company")
         Attn:  General Counsel

Date:    [ ]

Re:      Non-Payment of a Material Amount

Dear Sirs:

Reference is made to the Reinsurance Agreement, dated as of October 1, 2013, between the Reinsurer and the Ceding Company (as amended, modified or supplemented from time to time, the "Reinsurance Agreement"). Capitalized terms used without definition herein shall have the meanings set forth in the Reinsurance Agreement.

We hereby notify you that the Ceding Company has failed to pay the following material amount due to the Reinsurer under the Reinsurance Agreement:

[INSERT DESCRIPTION OF NON-PAYMENT]


This letter shall constitute notice of failure to pay a material amount due to the Reinsurer under the Reinsurance Agreement. If the Ceding Company does not cure such failure to pay within sixty (60) days of receipt of this letter, such occurrence shall constitute a "Reinsurer Termination Event" under the Reinsurance Agreement

Yours faithfully,

[________]

For and on behalf of
Protective Life Insurance Company

Cc:      AXA Equitable Financial Services, LLC
         Attn:  General Counsel

                                    ANNEX C

                            FORM OF LETTER AGREEMENT

                            FORM OF LETTER AGREEMENT

[Closing Date]
Re:      Project New Year

Dear Sirs:

      Reference is hereby made to the Reinsurance Agreement (the "Reinsurance Agreement"), dated as of [___], 2013, between the undersigned ("Ceding Company") and Protective Life Insurance Company ("Reinsurer") and the transfer of the Notes and the Transferred Rights (as defined below) to the Reinsurer as set forth in Section 3.1 of the Reinsurance Agreement in reliance on an exemption from registration under the Securities Act of 1933, as amended (the "Act").

      CERTAIN DEFINITIONS

      As used herein, the following terms have the respective meanings set forth below:

      "CLOSING DATE" means [INSERT DATE], 2013.

      "NOTE AGREEMENTS" means [INSERT DEFINITION].

      "NOTES" means [INSERT DEFINITION].

            "TRANSFERRED RIGHTS" means all of Ceding Company's right, title and interest in, to and under rights related to the Notes, namely: (i) any and all amounts funded or payable to Ceding Company under the financing documents, and all obligations owed to Ceding Company in connection with the Notes; (ii) the financing documents (iii) all claims (including "claims" as defined in Section101(5) of the Bankruptcy Reform Act of 1978, 11 U.S.C. Sections 101 ET SEQ., as amended), suits, causes of action, and any other right of Ceding Company, whether known or unknown, against the Issuers, or any of their respective Affiliates, agents, representatives, contractors, advisors, or any other Person that in any way is based upon, arises out of or is related to any of the foregoing, including, to the extent permitted to be assigned under applicable law, all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of Ceding Company against any attorney, accountant, financial advisor, or other Person arising under or in connection with the financing documents; (iv) all guaranties and all collateral and security of any kind in respect of the foregoing; (v) all cash, securities, or other property, and all setoffs and recoupments, received, applied, or effected by or for the account of Ceding Company under the Notes and other extensions of credit under the financing documents (whether for principal, interest, fees, reimbursement obligations, or otherwise) from and after the Closing Date, including all distributions obtained by or through redemption, consummation of a plan of reorganization, restructuring, liquidation, or otherwise of the Issuers, or the financing documents, and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing; (vi) the economic benefit of permanent commitment reductions, permanent repayments of principal and amendment, consent, waiver and other similar non-ordinary course fees received by Ceding Company from and after the Closing Date; and (vii) any and all proceeds of the foregoing.

COVENANTS

      In consideration of the mutual covenants and agreements contained in the Reinsurance Agreement and this Letter Agreement, Ceding Company hereby covenants to, and agrees with, Reinsurer as follows:

      (i) Ceding Company shall attach or shall cause its nominee to attach an appropriate, duly executed bond power together with, if required, a medallion signature-guarantee or other mutually acceptable authentication of the signature on such bond power or another mutually acceptable instrument of transfer (each a "BOND POWER") to each Note and deliver the original Notes and Bond Powers to Reinsurer on the Closing Date in accordance with Reinsurer's written delivery instructions.

      (ii) On or following the Closing Date, Reinsurer may effect the re-registration of the Notes in the name of Reinsurer or Reinsurer's nominee and Ceding Company shall cooperate with Reinsurer to the extent reasonably necessary in connection with such re-registration.

      (iii) Ceding Company shall execute and deliver all further documents or instruments reasonably requested by Reinsurer in order to effect the irrevocable sale and transfer of the Transferred Rights pursuant to the Reinsurance Agreement.

CEDING COMPANY REPRESENTATIONS AND WARRANTIES

      Ceding Company hereby represents and warrants to Reinsurer as of the Closing Date that:

      (i) Ceding Company is the sole legal and beneficial owner of the Notes and will transfer such Notes free and clear of any liens, security interests, charges, encumbrances or claims of others of any kind. Ceding Company is not acting as an agent or broker in selling the Notes and the Transferred Rights to Reinsurer.

      (ii) Ceding Company is duly organized and validly existing under the laws of the jurisdiction of its organization and has full right, power and authority to transfer the Transferred Rights to Reinsurer.

      (iii) This Letter Agreement has been duly and validly authorized, executed and delivered by all necessary corporate action on the part of Ceding Company and constitutes the legal, valid and binding obligation of Ceding Company enforceable against Ceding Company in accordance with its terms, except as such enforceability may be limited to (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (iv) No consent or approval of any party, including any governmental or regulatory authority or body, is required in connection with the execution, delivery and performance of this Letter Agreement by Ceding Company or the sale by Ceding Company of the Notes and the Transferred Rights to Reinsurer.

      (v) There are no judicial, administrative or other proceedings arising out of or in connection with the Transferred Rights pending against Ceding Company before any court, administrative or governmental body which would materially adversely affect the Transferred Rights or Reinsurer's rights and remedies under this Agreement or in respect of the Transferred Rights. To the best of Ceding Company's knowledge, (i) Ceding Company has not received any written notice, claim or demand from or on behalf of the Issuer or any other person or entity which asserts that any transfer, including transfers of payments received from or on account of the Transferred Rights is void or voidable as an actual or constructive fraudulent transfer, and (ii) the Transferred Rights are not void or voidable or subject to any defense, right of set-off or recoupment, counterclaim, claim, subordination or impairment of any kind.

      (vi) The Notes have not been registered under the Act or any state securities or "Blue Sky" laws and may be resold only pursuant to an exemption under the Act and in accordance with the terms of the Note Agreements and applicable state securities laws. Neither Ceding Company nor anyone acting on Ceding Company's behalf has taken any action which would subject the sale of the Notes to the registration provisions of Section 5 of the Act and Ceding Company's sale of the Notes to Reinsurer does not require registration under the Act.

      (vii) Ceding Company is an "accredited investor" (within the meaning of Rule 501 of Regulation D under the Act). Neither Ceding Company nor anyone acting on Ceding Company's behalf has offered or sold the Notes by any form of general solicitation or general advertising. Ceding Company is not an "affiliate" (within the meaning of Rule 144 under the Act) of the Issuers.

      (viii) Ceding Company (1) is a sophisticated institutional investor, (2) has knowledge and experience in financial and business matters, (3) is capable of evaluating the merits and risks of its sale of the Notes and the Transferred Rights and (4) is able to bear the economic risk of such sale.

      (ix) Ceding Company acknowledges that (1) Reinsurer currently may have, and later may come into possession of material non-public information regarding the Issuers, the Notes or the Transferred Rights (the "Ceding Company Excluded Information"), (2) Ceding Company has not requested the Ceding Company Excluded Information, (3) Ceding Company has determined to sell its Notes and the Transferred Rights notwithstanding its lack of knowledge of the Ceding Company Excluded

Information and (4) Reinsurer shall have no liability to Ceding Company and Ceding Company hereby waives any and all claims it may have or may hereafter acquire against Reinsurer relating to any failure by Reinsurer to disclose the Ceding Company Excluded Information to Ceding Company in connection with Ceding Company's sale of the Notes and the Transferred Rights, provided that this paragraph will not limit any of Reinsurer's express representations, warranties and agreements herein.

      (x) Ceding Company is a "qualified institutional buyer" as that term is defined in Rule 144A(a)(1) under the Securities Act, and, as such, has the financial sophistication, knowledge and experience in financial matters, and access to the information, necessary to make an informed investment decision with respect to Ceding Company's proposed sale of the Transferred Rights.

      (xi) Ceding Company acknowledges that it has conducted, to the extent it deemed necessary, an independent investigation of such matters, and has had the opportunity to receive such information and documents as, in its judgment, are necessary for it to make an informed investment decision, and has not relied upon Reinsurer for any investigation or assessment to evaluate the transactions contemplated hereby.

      (xii) To Ceding Company's actual knowledge, (i) no event of default has occurred and is continuing, and (ii) no event has occurred which with the giving of notice or passage of time or both would become an event of default, pursuant to the Notes and the Note Agreements.

      (xiii) To the knowledge of Ceding Company, there is no valid defense or offset to the payment to Ceding Company of the Notes in accordance with its terms.

      (xiv) Ceding Company agrees to promptly remit any payments received by it in connection with the Notes and the Transferred Rights (other than from Reinsurer) after the Closing Date to Reinsurer in immediately available funds to an account provided by Reinsurer.

      (xv) No proceedings are pending against Ceding Company or, to the best of Ceding Company's knowledge, threatened against Ceding Company before any relevant governmental authority that, in the aggregate, will materially and adversely affect any action taken or to be taken by Ceding Company in connection with this transfer and assignment.

      (xvi) Except as set forth in this Letter Agreement and the Reinsurance Agreement, Ceding Company has made no representations, warranties or agreements, express or implied, of any kind with respect to the Notes or the Transferred Rights. Ceding Company has no obligations to Reinsurer, express or implied, including, without limitation, fiduciary obligations, with respect to the Notes or the Transferred Rights except for the obligations specifically set forth in this Letter Agreement or the Reinsurance Agreement.

REINSURER REPRESENTATIONS AND WARRANTIES

       Reinsurer hereby represents and warrants to Ceding Company as of the Closing Date that:

      (i) This Letter Agreement has been duly and validly authorized, executed and delivered by all necessary corporate action on the part of Reinsurer and constitutes the legal, valid and binding obligation of Reinsurer enforceable against Reinsurer in accordance with its terms, except as such enforceability may be limited to (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and no consent or approval of any party is required in connection with the execution, delivery and performance of this Letter Agreement by Reinsurer or the purchase by Reinsurer of the Notes and the Transferred Rights.

      (ii) Reinsurer understands that the Notes have not been and will not be registered under the Act or any state securities or "Blue Sky" laws, and may be resold only pursuant to an exemption under the Act and in accordance with the terms of the Note Agreements and applicable state securities laws and that neither the Issuers nor Ceding Company is required to register the Notes.

      (iii) Reinsurer will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Notes and the Transferred Rights.

      (iv) Reinsurer is an "accredited investor" (within the meaning of Rule 501 of Regulation D under the Act).

      (v) Reinsurer (1) is a sophisticated institutional investor, (2) has knowledge and experience in financial and business matters, (3) is capable of evaluating the merits and risks of its investment in the Notes and the Transferred Rights and (4) is able to bear the economic risks of such investment.

      (vi) [Reinsurer represents that it is not (1) an employee benefit plan (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not it is subject to the provisions of Title I of ERISA, or (2) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "CODE")].

      (vii) Reinsurer is acquiring the Notes and the Transferred Rights for its own account as a dealer with the intention of reselling the Notes in reliance on an exemption from registration under the Act. Reinsurer will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Notes.

      (viii) Reinsurer acknowledges that (1) Ceding Company currently may have and later may come into possession of material non-public information regarding the Issuers, the Notes or the Transferred Rights (the "REINSURER EXCLUDED INFORMATION"), (2) Reinsurer has not requested the Reinsurer Excluded Information, (3) Reinsurer has determined to purchase the Notes and the Transferred Rights notwithstanding its lack of knowledge of the Reinsurer Excluded Information and (4) Ceding Company shall have no liability to Reinsurer and Reinsurer hereby waives any and all claims it may have or may hereafter acquire against Ceding Company relating to any failure by Ceding Company to disclose the Reinsurer Excluded Information to Reinsurer in connection with Reinsurer's purchase of the Notes and the Transferred Rights, provided that this paragraph will not limit any of Ceding Company's express representations, warranties and agreements herein.

      (ix) Reinsurer acknowledges that it has conducted, to the extent it deemed necessary, an independent investigation of such matters, and has had the opportunity to receive such information and documents as, in its judgment, are necessary for it to make an informed investment decision, and has not relied upon Ceding Company for any investigation or assessment to evaluate the transactions contemplated hereby.

      (x) Reinsurer agrees to become bound by all of the terms of, and to assume all of the rights, obligations and interests as successor to Ceding Company under the Note Agreements and other financing documents.

      (xi) Reinsurer is a "qualified institutional buyer" as that term is defined in Rule 144A(a)(1) under the Securities Act, and, as such, has the financial sophistication, knowledge and experience in financial matters, and access to the information, necessary to make an informed investment decision with respect to Reinsurer's proposed purchase of the Transferred Rights.

      (xii) Reinsurer acknowledges that Ceding Company makes no representation or warranty whatsoever concerning the accuracy, adequacy, completeness or truth of the statements made by the Issuers in the Note Agreements and other financing documents; and that Ceding Company shall have no liability for any misstatement of a material fact contained in any of the Note Agreements or financing documents or for the omission therefrom of any material fact required to be stated therein in order to make the statements therein not misleading.

      (xiii) Reinsurer is not a Competitor (as defined in the relevant Note Agreements) of any of the Issuers.

      (xiv) Except as set forth in this Letter Agreement and the Reinsurance Agreement, Reinsurer has made no representations, warranties or agreements, express or implied, of any kind with respect to the Notes or the Transferred Rights. Reinsurer has no obligations to Ceding Company, express or implied, including, without limitation, fiduciary obligations, with respect to the Notes or the Transferred Rights except for the obligations specifically set forth in this Letter Agreement or the Reinsurance Agreement.

The foregoing representations, warranties and agreements shall be deemed made as of the Closing Date with Ceding Company's physical delivery of the Notes to Reinsurer's representative or designee.

                                      MONY LIFE INSURANCE COMPANY OF AMERICA


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                      PROTECTIVE LIFE INSURANCE
                                      COMPANY


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------